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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12.

                           COLE NATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                           COLE NATIONAL CORPORATION
                             5915 LANDERBROOK DRIVE
                          MAYFIELD HEIGHTS, OHIO 44124
                               ------------------

                            NOTICE OF ANNUAL MEETING

                               ------------------

     The Annual Meeting of the stockholders of Cole National Corporation will be held on June 10, 1999 at 10:00 a.m., at the headquarters of Cole Vision Corporation, 1925 Enterprise Parkway, Twinsburg, Ohio. The principal business of the meeting will be:

     (1) To elect seven directors.

     (2) To approve Cole National's 1999 Employee Stock Purchase Plan.

     (3) To amend Cole National's 1998 Equity and Performance Incentive Plan.

     (4) To confirm the selection of Arthur Andersen LLP as the independent certified public accountants of Cole National for fiscal year 1999.

     (5) To transact any other business that may properly come before the meeting.

     Only stockholders of record on April 21, 1999 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements of the meeting. If you own shares through a nominee and you want to have your vote counted, you must instruct your nominee to vote.

                                            By Order of the Board of Directors
                                           /s/ Leslie D. Dunn
                                            LESLIE D. DUNN
                                            Secretary

May 3, 1999

                             YOUR VOTE IS IMPORTANT

     PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU WISH TO DO SO.
                               ------------------

     ALSO ENCLOSED IS A COPY OF OUR ANNUAL REPORT FOR THE YEAR ENDED JANUARY 30, 1999. THE ANNUAL REPORT CONTAINS FINANCIAL AND OTHER INFORMATION ABOUT COLE NATIONAL. HOWEVER, THE ANNUAL REPORT IS NOT INCORPORATED INTO THE PROXY STATEMENT AND IS NOT A PART OF THE PROXY SOLICITING MATERIAL.

                           COLE NATIONAL CORPORATION
                             5915 Landerbrook Drive
                          Mayfield Heights, Ohio 44124
                               ------------------

                 PROXY STATEMENT FOR COLE NATIONAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

     Your Board of Directors is furnishing this proxy statement to you in connection with our solicitation of proxies for use at the Annual Meeting of the stockholders of Cole National Corporation. This meeting will be held on June 10, 1999. This proxy statement and the related form of proxy was first mailed to stockholders on approximately May 3, 1999.

     If you sign and return the enclosed proxy card, your shares will be voted as indicated on the card. Without affecting any vote previously taken, you may revoke your proxy by delivering to us a new, later dated proxy for the same shares. You may also revoke your proxy by giving us written notice before or at the meeting. Your presence at the meeting will not by itself revoke your proxy appointment.

     At the close of business on April 21, 1999, the record date for the determination of those stockholders who are entitled to notice of, and to vote at, the Annual Meeting, there were 14,879,243 shares of Cole National common stock outstanding. Each share of our common stock is entitled to one vote on each matter brought before the meeting.

     We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, our directors, officers and employees may solicit proxies through personal interviews, telephone, facsimile or telegram. Directors, officers and employees will not be paid for their solicitation efforts, except for reimbursement of any out-of-pocket expenses. We have also engaged Morrow & Co. to assist in the solicitation of proxies for an estimated fee of $14,000. We have made arrangements with brokerage houses and other custodians, nominees and fiduciaries to distribute solicitation material to the beneficial owners of the common stock held of record by those persons. We will reimburse those brokerage houses, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

     For us to take action at the Annual Meeting, the holders of a majority of our common stock must be present in person at the Annual Meeting or represented by proxy. The nominees for election as directors who receive the greatest number of votes will be elected directors. Under New York Stock Exchange rules, approval of the 1999 Employee Stock Purchase Plan and the amendment of the 1998 Equity and Performance Incentive Plan will require an affirmative majority of the votes cast on the proposal. To approve either of these proposals, the total votes cast on each proposal -- whether "for," "against" or "abstain," -- must represent a majority of our common stock outstanding and entitled to vote at the meeting. Confirmation of the selection of our independent certified public accountants requires approval by a majority of the votes cast at the meeting. Abstentions to any proposal will be counted as votes cast on that proposal. BECAUSE OF THESE REQUIREMENTS, WE URGE YOU TO VOTE "FOR" EACH PROPOSAL. YOU ARE URGED TO MAIL YOUR SIGNED, DATED PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. IF YOU HOLD SHARES IN NOMINEE NAME THROUGH BROKERS, WE URGE YOU TO INSTRUCT YOUR NOMINEES TO VOTE "FOR" EACH PROPOSAL. To ensure that your broker receives your instructions, we suggest that you send your instructions to your broker by fax, overnight delivery service, or by certified mail, return receipt requested. You should also call your broker to make sure your instructions were received.

     If you receive multiple copies of our Annual Report, you may call our Stockholder Services department at 440/449-4100 to request that one copy be sent to you for all of your accounts. Stockholders owning shares beneficially may give permission to their nominees to request the discontinuance of multiple mailings. You may resume mailing of an Annual Report to an account by calling our Stockholder Services department.

                             ELECTION OF DIRECTORS
                                   ITEM NO. 1

     Votes will be cast according to the authority granted by the enclosed proxy for the election of the seven nominees listed below. Each elected director's term of office is one year, or until a successor is elected. All of the nominees listed below currently serve as directors. If, in the judgment of the proxy holders, an unexpected occurrence makes it necessary to substitute some other person for any of the nominees, shares will be voted for the other person that proxy holders select.

                      NAME                        AGE                  POSITION
                      ----                        ---                  --------
Jeffrey A. Cole.................................  57     Chairman, Chief Executive Officer and
                                                         Director
Brian B. Smith..................................  46     President, Chief Operating Officer
                                                         and Director
Timothy F. Finley...............................  55     Director
Irwin N. Gold...................................  42     Director
Peter V. Handal.................................  56     Director
Charles A. Ratner...............................  57     Director
Walter J. Salmon................................  68     Director

     MR. COLE has been a director of Cole National or its predecessor since 1969. He has been Chairman since 1992, Chief Executive Officer since 1984 and was Chief Financial Officer from 1991 until 1999. He is also a director of Hartmarx Corporation; Edison Brothers Stores, Inc.; Pearle Europe BV and Cole National Group, Inc., a wholly owned subsidiary of Cole National.

     MR. SMITH has been a director of Cole National since 1994, and has been President and Chief Operating Officer since 1992. Mr. Smith serves and has served in other executive capacities with Cole National's subsidiaries since 1986. He is also a director of Cole National Group.

     MR. FINLEY has been a director of Cole National since 1992. Mr. Finley has been Chairman and Chief Executive Officer of Jos. A. Bank Clothiers, Inc., a clothing retailer, since 1990. He is also a director of Jos. A. Bank Clothiers, Inc.; Venture Stores, Inc. and Cole National Group.

     MR. GOLD has been a director of Cole National since 1992. Mr. Gold is a Senior Managing Director of Houlihan Lokey Howard & Zukin, a specialty investment banking firm, where he has been employed since 1988. He is also a director of Advantica Restaurant Group, Inc.; The Bibb Company and Cole National Group.

     MR. HANDAL has been a director of Cole National since 1992. Currently, Mr. Handal is President of COWI International Group, a consulting company; President of J4P Associates, a real estate firm; and President of Fillmore Leasing Company. Previously, Mr. Handal served as the President of Victor B. Handal and Bro., Inc., an apparel manufacturer and distributor. He is also a director of Jos. A. Bank Clothiers, Inc.; Factory 2U Stores, Inc. and Cole National Group.

     MR. RATNER has been a director of Cole National since March 1995. Since 1993, Mr. Ratner has served as President and Chief Executive Officer of Forest City Enterprises, Inc., a national real estate development and management company. Mr. Ratner is Chairman of Forest City Rental Properties Corporation, a subsidiary of Forest City Enterprises, Inc., a position he has held for over five years. He is also a director of Forest City Enterprises, Inc. and Cole National Group.

     MR. SALMON has been a Director of Cole National since June 1997. Mr. Salmon is the Stanley Roth Sr., Professor of Retailing, Emeritus at the Harvard University Graduate School of Business Administration, where he has been a member of the faculty since 1956. Mr. Salmon also served as Senior Associate Dean and Director of External Relations from 1989 to 1994. Mr. Salmon previously served as a director of Cole National's predecessor from 1961 to 1984. He is also a director of Circuit City Stores, Inc.; Hannaford Bros. Co.; Harrah's Entertainment, Inc.; Luby's Cafeterias, Inc.; The Neiman Marcus Group; The Quaker Oats Company; PetsMart, Inc. and Cole National Group.

     Your Board of Directors held six meetings during fiscal 1998. Each director attended at least 75% of those meetings and the meetings of any committee of which he is a member.

                                BOARD COMMITTEES

     Your Board of Directors has an Audit Committee, a Compensation Committee and a Special Compensation Committee. During fiscal 1998, the members of the Audit Committee were Timothy F. Finley, Irwin N. Gold and Walter J. Salmon; the members of the Compensation Committee were Peter V. Handal and Charles A. Ratner; and the members of the Special Compensation Committee were Peter V. Handal and Timothy F. Finley.

     The Audit Committee had two formal meetings in 1998. The Audit Committee performs the following functions:

     - recommends to the Board of Directors, subject to your approval, the selection of Cole National's independent public accountants;

     - discusses with the independent public accountants the overall scope and specific plans for their audit; and

     - meets with the independent public accountants to discuss the results of their audit, their evaluation of Cole National's internal controls and financial reporting.

     The Compensation Committee held eight formal meetings during fiscal 1998, in addition to a number of informal meetings. The Compensation Committee performs the following functions:

     - reviews executive compensation;

     - fixes compensation of the executive officers and incentive compensation;

     - recommends the adoption of, and administers, all benefit plans; and

     - grants stock options.

     The Special Compensation Committee held seven formal meetings in 1998. The Special Compensation Committee reviews executive compensation in those instances that may involve Section 162(m) of the Internal Revenue Code, which limits the deductibility of executive compensation that exceeds $1 million in certain circumstances.

                           COMPENSATION OF DIRECTORS

CASH COMPENSATION

     We pay directors who are not employees of Cole National or any of its subsidiaries an annual fee of $25,000 plus reasonable out-of-pocket expenses. Members of the Audit Committee and the Compensation Committee also receive $750 for each day of attendance at a committee meeting that is not held on the same day as a meeting of the Board of Directors. In addition, the chairpersons of the Audit Committee and the Compensation Committee receive an additional $2,500 and $5,000 per year, respectively.

STOCK-BASED COMPENSATION

     In 1997, our stockholders approved the Nonemployee Director Equity and Deferred Compensation Plan. This plan allows nonemployee directors to receive their annual retainer and other fees in the form of shares of our common stock. The plan also allows nonemployee directors to defer the payment and therefore the recognition as income for federal income tax purposes of all or part of their annual retainer and other fees paid to them as directors. During 1998, Messrs. Handal, Ratner and Salmon elected to defer a portion of their fees and received credits payable in shares of our common stock as follows: Mr. Handal, 1,363 shares; Mr. Ratner, 1,105 shares; and Mr. Salmon, 417 shares.

     Our Nonqualified Stock Option Plan for Nonemployee Directors provides for the granting of stock options for up to an aggregate of 100,000 shares of our common stock to directors who are not employees of Cole National or any of its subsidiaries. This plan was approved by our stockholders prior to our initial public offering in April 1994, and amendments to the plan were approved by our stockholders in 1997. As amended, this plan provides for the automatic grant of a nonqualified option to purchase 2,500 shares of our common stock to each newly elected or appointed nonemployee director on January 1 of the year immediately following the year in which the director is elected or appointed, and on each January 1 thereafter for as long as the director continues to serve. Nonemployee directors serving at the time of the adoption of the plan became eligible for option grants beginning on January 1, 1997. Options granted under the plan generally vest on the first anniversary of the date of grant of the option, provided that the optionee is still serving as a nonemployee director at that time. The exercise price per share for options granted under the plan is the average of the high and low selling prices of our common stock on the New York Stock Exchange on the last trading date on which such prices are quoted prior to the date of grant. Messrs. Finley, Gold, Handal, Ratner and Salmon each received an automatic grant of options for 2,500 shares on January 1, 1999 with an exercise price of $16.9375.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding ownership of our common stock as of April 21, 1999, except as otherwise noted, by:

     - each of those persons owning of record or known to us to be the beneficial owner of more than five percent of our common stock;

     - each of our directors;

     - each of our executive officers named in the Summary Compensation Table;
       and

     - all of our directors and executive officers as a group.

     The number of shares of common stock outstanding on April 21, 1999 was 14,879,243. Except as noted, all information with respect to beneficial ownership has been furnished by each director or officer or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, voting and investment power of shares reported in this table is not shared with others. Beneficial ownership of our common stock has been determined according to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, which provide that a person is deemed to be the beneficial owner of shares of stock if the person, directly or indirectly, has or shares the voting or investment power of that stock, or has the right to acquire ownership of the stock within 60 days.

                                       OUTSTANDING       NO. OF       TOTAL NUMBER
                                          SHARES       IMMEDIATELY     OF SHARES      PERCENT
                                       BENEFICIALLY    EXERCISABLE    BENEFICIALLY      OF
      NAME OF BENEFICIAL OWNER            OWNED          OPTIONS         OWNED         CLASS
      ------------------------         ------------    -----------    ------------    -------
FMR Corp.(1)                            1,065,000              0       1,065,000        7.18%
  82 Devonshire Street
  Boston, MA 02109-3614
HAL International N.V.(2)               2,102,100              0       2,102,100       14.17%
  c/o HAL Holding NV
  5 Avenue des Citronniers
  MC 98000 Monaco
Lazard Freres & Co. LLC(3)              1,013,000              0       1,013,000        6.83%
  30 Rockefeller Plaza
  New York, NY 10020
Pioneer Investment Management             856,500              0         856,500        5.77%
  Inc.,(4)
  60 State Street
  Boston, MA 02109
T. Rowe Price Associates, Inc.(5)       1,550,200              0       1,550,200       10.45%
  100 E. Pratt Street
  Baltimore, MD 21202
Wellington Management Company,            759,000              0         759,000        5.12%
  LLP(6)
  75 State Street
  Boston, MA 02109
Jeffrey A. Cole(7)                        300,678        196,657         497,335        3.31%
Timothy F. Finley                           3,341         12,500          15,931           *

                                       OUTSTANDING       NO. OF       TOTAL NUMBER
                                          SHARES       IMMEDIATELY     OF SHARES      PERCENT
                                       BENEFICIALLY    EXERCISABLE    BENEFICIALLY      OF
      NAME OF BENEFICIAL OWNER            OWNED          OPTIONS         OWNED         CLASS
      ------------------------         ------------    -----------    ------------    -------
Irwin N. Gold                              14,230         12,500          26,730           *
Peter V. Handal(8)                         11,337         12,500          23,837           *
Charles A. Ratner(8)                        5,390          3,500           8,890           *
Brian B. Smith(9)                         205,579        220,822         426,401        2.82%
Joseph Gaglioti                             2,261         20,166          22,427           *
Wayne L. Mosley                             3,318         29,166          31,484           *
Leslie D. Dunn                              1,000          4,000           5,000           *
Walter J. Salmon(8)                         1,920          2,500           4,420           *
All directors and executive officers
  as a group (11 persons)                 563,499        517,061       1,080,560        7.02%

---------------

* Less than one percent

(1) Stock ownership is based on an amended Schedule 13G dated February 1, 1999. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of the shares indicated as a result of acting as investment adviser to several investment companies registered under the Investment Company Act of 1940.

    The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 1,065,000 shares or 7.18% of Cole National's outstanding common stock. Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

    Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity Management & Research Company), and the Fidelity Low-Priced Stock Fund each have sole power to dispose of the 1,065,000 shares owned by the Fidelity Low-Priced Stock Fund. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Low-Priced Stock Fund. This power resides with the fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the fund's Board of Trustees.

    Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of the shares of FMR Corp.'s Class B common stock, representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman, and Abigail P. Johnson is a Director, of FMR Corp. The Johnson family group and all other Class B stockholders have entered into a stockholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the stockholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(2) Stock ownership is based on a Schedule 13G filed on January 12, 1999 on behalf of HAL Holding NV and HAL International NV. All of the shares listed are directly owned by HAL International NV. HAL Holding NV owns all the outstanding shares of HAL International NV. All decisions regarding voting and disposition of the shares are made by HAL International NV through its board of directors and HAL Holding NV through its executive board. As such, HAL Holding NV may be deemed to have shares voting and disposition power over the shares that are or may be deemed to be beneficially owned by HAL International NV but disclaims such beneficial ownership. HAL Trust holds all shares of HAL Holding BV. The trustees of HAL

    Trust act in accordance with the instructions of the stockholders of HAL Trust. Mr. M. van der Vorm and Mr. O.J. van der Vorm may be deemed to control two entities that together control a majority of the voting power of the shares of the HAL Trust. They disclaim beneficial ownership of the shares that are or may be deemed to be beneficially owned by HAL International NV.

(3) Stock ownership is based on a Schedule 13G dated February 16, 1999. The report indicates that it has the sole power to dispose or to direct the disposition of all of the reported shares and the sole power to vote 952,000 of the reported shares.

(4) Stock ownership is based on a Schedule 13G dated January 8, 1999.

(5) Stock ownership is based on a Schedule 13G dated February 12, 1999. These securities are owned by various individual and institutional investors (including the T. Rowe Price New America Growth Fund whose principal offices are located at 100 E. Pratt Street, Baltimore, MD 21202, which owns 940,000 shares, representing 6.34% the shares outstanding), for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Price Associates, Inc disclaims that it is, in fact, the beneficial owner of such securities.

(6) Stock ownership is based on a Schedule 13G filed on February 9, 1999. Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own 759,000 shares that are held of record by its clients. It has shared power to vote or direct the vote as to 419,000 of these shares, and shared power to dispose or to direct the disposition of all of the reported shares.

(7) Includes 123,750 shares of restricted stock. See note (3) to the Summary Compensation Table.

(8) Includes share equivalents held through the Nonemployee Director Equity and Deferred Compensation Plan, which have no voting rights, as follows: Mr. Handal, 1,719 shares; Mr. Ratner, 1,390 shares; and Mr. Salmon, 570 shares.

(9) Includes 2,240 shares of common stock held by his son and 1,000 shares of Common Stock held by his wife, as to which shares he disclaims beneficial ownership. Also includes 55,000 shares of restricted stock. See note (3) to the Summary Compensation Table.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF EXECUTIVE COMPENSATION

     The table below shows the before-tax compensation for the years shown for Cole National's Chief Executive Officer and the four next highest paid executive officers at the end of 1998. Other annual compensation did not exceed the lesser of $50,000 or 10% of the salary plus bonus of any of the executive officers for any of the years listed.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                                               COMPENSATION AWARDS
                                            ANNUAL           ------------------------
                                         COMPENSATION        RESTRICTED    SECURITIES
                                      -------------------      STOCK       UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS        AWARDS       OPTIONS     COMPENSATION(1)
 ---------------------------   ----   --------   --------    ----------    ----------   ---------------
Jeffrey A. Cole --             1998   $716,346       None    $3,360,938(2)(3)   250,000     $87,906
  Chairman, Chief Executive    1997   $668,942   $283,500          None         None         82,444
  Officer and Chief            1996   $636,539   $553,752          None      240,000(4)      80,404
  Financial Officer
Brian B. Smith --              1998   $549,808       None    $1,493,750(2)(5)   150,000      50,341
  President and Chief          1997   $510,289   $220,500          None         None         47,102
  Operating Officer            1996   $435,673   $282,207(6) $  124,344(7)   180,000         39,845
Leslie D. Dunn --              1998   $211,543   $ 50,000(8)       None       22,500         28,283
  Senior Vice President --     1997   $ 81,274     36,427          None       16,000          6,771
  Business Development,
  General Counsel and
  Secretary (8)
Joseph Gaglioti --             1998   $157,404       None          None       15,000         18,724
  Vice President and           1997   $142,923   $ 60,900          None         None         14,708
  Treasurer                    1996   $131,269   $ 85,309(6) $   37,580(7)    20,000         12,366
Wayne L. Mosley --             1998   $157,404       None          None       15,000         16,468
  Vice President and           1997   $142,923   $ 60,900          None         None         13,204
  Controller                   1996   $131,269   $ 85,309(6) $   37,580(7)    20,000         11,704

---------------

(1) The amounts listed for fiscal 1998 consist of:

 - payments by Cole National pursuant to an agreement between Cole National and an insurance company that provides for reimbursements to the named executive officers in amounts up to $20,000 per year for certain medical expenses for themselves and their families not otherwise covered by Cole National's group medical insurance plan as follows: Mr. Cole ($856), Mr. Smith ($1,483), Ms. Dunn ($4,399), Mr. Gaglioti ($3,718), and Mr. Mosley ($1,813);

 - payments under Cole National's 401(k) Plan to match pre-tax elective deferral contributions as follows: Mr. Cole ($1,500), Mr. Smith ($1,500), Ms. Dunn ($418), Mr. Gaglioti ($651), and Mr. Mosley ($651);

 - the value of life insurance provided by Cole National for the benefit of the executive officers as follows: Mr. Cole ($13,050), Mr. Smith ($2,958), Ms. Dunn ($2,166), Mr. Gaglioti ($1,555), and Mr. Mosley ($1,204); and

 - contribution credits in fiscal 1998 provided under Cole National Group's Supplemental Retirement Benefit Plan as follows: Mr. Cole ($72,500), Mr. Smith ($44,400), Ms. Dunn ($21,300), Mr. Gaglioti ($12,800), and Mr. Mosley
   ($12,800). See "Supplemental Executive Retirement Plans" below.

(2) Reflects the dollar value of awards of shares of restricted common stock, calculated by multiplying the number of shares granted by $14.9375, the closing price of the common stock on the New York Stock Exchange on December 17, 1998, the date of award.

(3) On December 17, 1998, the Company awarded Mr. Cole 225,000 shares of restricted common stock, of which 123,750 shares were issued under the Company's 1998 Equity and Incentive Performance Plan and 101,250 shares were issued out of the Company's treasury. On January 4, 1999, the Company repurchased 101,250 shares of the restricted common stock awarded to Mr. Cole at a purchase price of $14.78125 per share, which in the aggregate equaled the taxes withheld by the Company on behalf of Mr. Cole on the award of 225,000 shares of restricted common stock. The 123,750 shares of restricted common stock that remain outstanding will vest in full on the fifth anniversary of their award, with accelerated vesting as follows: (a) 1/3rd will vest on the first day after March 1, 2002 on which the closing price of the common stock, as reported on the New York Stock Exchange for 21 consecutive trading days, exceeds $20.55, (b) an additional 1/3rd of the original award will vest on the first day after March 1, 2002 on which the closing price of the common stock, as reported on the New York Stock Exchange for 21 consecutive trading days, exceeds $25.80, and (c) the remaining shares will vest on the first day after March 1, 2002 on which the closing price of the common stock, as reported on the New York Stock Exchange for 21 consecutive trading days, exceeds $30.90. The shares are subject to transfer restrictions and would be forfeited if Mr. Cole voluntarily leaves the Company's employment before vesting occurs, and vesting will accelerate in the event of Mr. Cole's death, disability or retirement, or upon a change of control. The shares of restricted common stock would be eligible to receive dividends if any were to be paid.

(4) Mr. Cole has transferred options with respect to an aggregate of 30,000 shares of the shares shown pursuant to a divorce settlement concluded in February 1998, and Mr. Cole no longer retains any interest in those options.

(5) On December 17, 1998, the Company awarded Mr. Smith 100,000 shares of restricted common stock, of which 55,000 shares were issued under the Company's 1998 Equity and Incentive Performance Plan and 45,000 shares were issued out of the Company's treasury. On January 4, 1999, the Company repurchased 45,000 shares of the restricted common stock awarded to Mr. Smith at a purchase price of $14.78125 per share, which in the aggregate equaled the taxes withheld by the Company on behalf of Mr. Smith on the award of 100,000 shares of restricted common stock. The shares that remain outstanding have the same vesting, dividend, forfeiture and transfer provisions as Mr. Cole's shares described in note (3).

(6) In part reflects a portion of incentive compensation awarded on March 20, 1997 as shares of Cole National's common stock as follows: Mr. Smith ($62,188), Mr. Gaglioti ($18,806), and Mr. Mosley ($18,806), based on the value of unrestricted shares of our common stock on that date.

(7) Reflects March 20, 1998 awards pursuant to Cole National's Management Incentive Bonus Program as follows: (i) Mr. Smith (1,951 shares that vested March 20, 1998 and 1,950 shares that vested March 20, 1999), (ii) Mr. Gaglioti (590 shares that vested March 20, 1998 and 589 shares that vested March 20, 1999), and (iii) Mr. Mosley (590 shares that vested March 20, 1998 and 589 shares that vested March 20, 1999). Although such shares were issued with restrictions and subject to a risk of forfeiture, the value of such awards shown is based on the value of unrestricted shares of our common stock as of March 20, 1997.

(8) Ms. Dunn's bonus for 1998 was guaranteed at the beginning of her employment with Cole National on September 2, 1997.

                               CERTAIN AGREEMENTS

     We have employment agreements with Jeffrey A. Cole and Brian B. Smith. The agreements were modified December 17, 1998 with respect to Mr. Cole and April 1, 1996 for Mr. Smith. The agreements provide for a three-year term that automatically extends for an additional year on the first anniversary of the agreement and each successive anniversary thereafter, up to and including the year in which Messrs. Cole and Smith, respectively, reach age 65, unless notice to the contrary has been furnished in accordance with the provisions of the agreements. The agreements provide for an annual base salary of at least $725,000 for Mr. Cole and $440,000 for Mr. Smith, along with participation in bonus programs and other customary benefits and perquisites. For 1999, Mr. Cole's salary has been fixed at $725,000 and Mr. Smith's salary at $555,000. The agreements provide for payments upon involuntary termination of their employment without cause or self-termination in a window period following a change of control or, in Mr. Cole's case, after a constructive termination. Mr. Smith is entitled to receive a lump sum payment equal to three times the sum of (a) his salary at the time of termination and (b) his average bonus for the last five fiscal years. Mr. Cole's agreement provides for the same payment, plus a prorated bonus for the year of termination. They would also be entitled to continuation of some benefits and perquisites. Mr. Smith's benefits will also terminate upon expiration of his agreement's term; Mr. Cole will continue to receive his benefits following the expiration of his agreement. Mr. Cole may elect to take a lump sum payment in lieu of his benefits and prerequisites. The agreements also contain provisions with respect to compensation, bonus and benefits in the event of their death or disability. The agreements provide that, in the event that any payments received by Messrs. Cole and Smith under the agreements or otherwise are subject to an excise tax, they will be entitled to a gross-up payment.

     Mr. Cole's agreement contains provisions for Mr. Cole to provide consulting services to the Company and its principal subsidiaries, until the earlier of 10 years or age 75, upon the expiration of his employment term or if Mr. Cole voluntarily resigns (other than under circumstances that would have triggered the 3 year payment described above) from all of the offices and positions he holds with the Company and its principal subsidiaries. Under the consulting arrangement, Mr. Cole would be paid consulting fees of $150,000 per year for the first three years; $100,000 per year for the next four years, and $75,000 per year for the last three years.

                COMPENSATION PURSUANT TO EMPLOYEE BENEFIT PLANS

  RETIREMENT PLAN

     The Cole National Group Retirement Plan (the "RETIREMENT PLAN") provides non-contributory benefits integrated with Social Security benefits, based upon an employee's years of credited service and highest average annual base salary for any five consecutive years in the last ten years of service. Compensation covered by the Retirement Plan consists only of an employee's base salary, and does not include bonuses or any other form of compensation. Under the Internal Revenue Code, the maximum retirement benefit payable under the Retirement Plan and the maximum amount of annual compensation that can be taken into consideration in the calculation of pension benefits under the Retirement Plan are limited. At retirement, based on years of service and current salary levels, it is estimated that the retirement benefits payable to Jeffrey A. Cole, Brian
B. Smith and Leslie D. Dunn will be reduced because of those limits.

     Credited service under the Retirement Plan for each of the individuals named in the Summary Compensation Table is as follows: Jeffrey A. Cole -- 20 years; Brian B. Smith -- 15 years; Leslie D. Dunn -- 0 years; Joseph Gaglioti -- 17 years; and Wayne L. Mosley -- 12 years.

     Participants in the Retirement Plan may elect payment of retirement benefits under several different formulae. The following table shows the estimated annual retirement benefits which will be payable to participating employees under the Retirement Plan's normal retirement formula upon retirement at age 65 after selected periods of service. The benefits as presented below do not take into account any reduction for joint and survivor payments.

                               PENSION PLAN TABLE

                              YEARS OF SERVICE(1)
               --------------------------------------------------
REMUNERATION     10        15         20         25         30
------------   -------   -------   --------   --------   --------
 $100,000      $ 7,901   $11,851   $ 15,802   $ 19,752   $ 23,702
  125,000       10,151    15,226     20,302     25,377     30,452
  150,000       12,401    18,601     24,802     31,002     37,202
  175,000  (2)  14,651    21,976     29,302     36,627     43,952
  200,000  (2)  16,901    25,351     33,802     42,252     50,702
  225,000  (2)  19,151    28,726     38,302     47,877     57,452
  250,000  (2)  21,401    32,101     42,802     53,502     64,202
  300,000  (2)  25,901    38,851     51,802     64,752     77,702
  350,000  (2)  30,401    45,601     60,802     76,002     91,202
  400,000  (2)  34,901    52,351     69,802     87,252    104,702
  500,000  (2)  43,901    65,851     87,802    109,752    131,702
  600,000  (2)  52,901    79,351    105,802    132,252    158,702
  700,000  (2)  61,901    92,851    123,802    154,752    185,702
  725,000  (2)  64,151    96,226    128,302    160,377    192,452

---------------

(1) Based on retirement in 1999.

(2) The Internal Revenue Code places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans. For benefits accruing in plan years beginning after December 31, 1993, no more than $150,000 (indexed for inflation) in annual compensation can be taken into account. However, under the Pension Plan SERP (as defined below under the caption "Supplemental Executive Retirement Plans"), participating executives will receive the amounts to which they otherwise would have been entitled under the Retirement Plan, provided they have five years of service with the Company.

  SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     We have several supplemental executive retirement plans (the "SERPS") that provide for payment of benefits in addition to the benefits under the Retirement Plan to the participating executives (who include officers named in the Summary Compensation Table).

     The Cole National Group, Inc. Supplemental Pension Plan (the "PENSION PLAN SERP") is an excess benefit plan that replaces benefits that would otherwise have been payable under the Retirement Plan but that are limited due to Internal Revenue Code limitations. Participants in the Pension Plan SERP will vest in the excess benefits after five years of service (with credit for past service). Benefits under the Pension Plan SERP will be payable on the same basis as the Retirement Plan benefits.

     The Cole National Group, Inc. Supplemental Retirement Benefit Plan (the "BENEFIT PLAN SERP") is a defined contribution plan under which participants will receive an annual credit based on a percentage of base salary and an earnings assumption to be determined on an annual basis. Participants in the Benefit Plan SERP will be fully vested in the defined contribution benefits after ten years of service (with credit given for a year of actual past service prior to 1994 and for each year of future service). Benefits under the Benefit Plan SERP will generally be payable upon retirement (age 55 and older) in ten annual installments or in another form elected by the participant prior to retirement. The following contribution credits were provided in 1998 under the Benefit Plan SERP to the named individuals and are included in "All Other Compensation" in the Summary Compensation Table: Mr. Cole -- $72,500; Mr.
Smith -- $44,400; Ms. Dunn -- $21,300; Mr. Gaglioti -- $12,800; and Mr.
Mosley -- $12,800.

     The Cole National Group, Inc. 1999 Supplemental Retirement Benefit Plan (the "1999 SERP") is a defined benefit plan designed to provide additional retirement benefits for certain management and highly compensated employees. Participants in the 1999 SERP will vest in the defined benefit under the 1999 SERP after five years of service (with credit for past service). Benefits under the 1999 SERP will generally be payable on the same basis as the Retirement Plan benefits. Mr. Cole is currently the only participant in the 1999 SERP. Assuming retirement at age 65, Mr. Cole's total annual retirement benefits under the 1999 SERP, the Retirement Plan, the Pension Plan SERP and the Benefit Plan SERP will be equal to $474,000. His level of benefits will be reduced if he retires before age 65. The benefits under the 1999 SERP are payable to Mr. Cole's beneficiary in the event of his death prior to complete payment of benefits.

  STOCK OPTION PLANS

     Our 1992 Management Stock Option Plan (the "1992 PLAN") provided for the granting of stock options for up to 555,556 shares of our common stock to the officers or key employees of the Company and its subsidiaries. There were no grants made under the 1992 Plan in fiscal 1998. As of the date of this Proxy Statement, approximately 500 shares remained available for new option grants under this plan, and 29,683 shares were subject to outstanding options.

     The 1993 Management Stock Option Plan (the "1993 PLAN") provided for the granting of stock options for up to 600,000 shares of common stock to the officers or key employees of the Company and its subsidiaries. There were no grants made under the 1993 Plan in fiscal 1998. As of the date of this Proxy Statement, approximately 2,950 shares remained available for new option grants under this plan, and 418,468 shares were subject to outstanding options.

     Our 1996 Management Stock Option Plan (the "1996 PLAN") provided for the granting of stock options for up to 884,000 shares of common stock. There were grants for 25,000 shares made under the 1996 Plan in fiscal 1998. As of the date of this Proxy Statement, approximately 15,500 shares remained available for new option grants under the 1996 Plan, and 789,750 shares were subject to outstanding options.

     Our 1998 Equity and Incentive Performance Plan (the "1998 PLAN") authorized awards of (i) options to purchase shares of our common stock, (ii) performance stock and performance units, (iii) restricted stock and (iv) deferred stock. An aggregate of 884,000 (subject to increase upon the surrender of shares by optionees to exercise options or to pay withholding taxes) shares were authorized for issuance under the 1998 Plan. There were grants of options for 568,000 shares made and 178,750 shares of restricted stock issued under the 1998 Plan in fiscal 1998; additional option grants for 20,000 shares have been made in fiscal 1999. As of the date of this

Proxy Statement, approximately 117,250 shares remained available for new awards under the 1998 Plan (subject to adjustment), 588,000 shares were subject to outstanding options and 178,750 shares of restricted stock have been issued.

     The 1992 Plan and the 1993 Plan were approved by our stockholders when we were a private company and prior to our 1994 initial public offering. The 1996 Plan was approved by our stockholders at the 1996 annual meeting and the 1998 Plan was approved by our stockholders at the 1998 annual meeting.

     The stock options remaining outstanding under the 1992 Plan and the 1993 Plan generally have vested. Many of the options under the 1996 Plan that were granted to persons other than senior executives have also vested. Those options remaining unvested generally provide for vesting over four or five years, with early vesting of all or a portion of the unvested options in the case of certain events, such as after a change in control of the Company and following certain terminations of employment with the Company.

     The following table contains information concerning options granted under the 1998 Plan during fiscal 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                         NUMBER OF        PERCENT OF                                       ANNUAL RATES
                        SECURITIES      TOTAL OPTIONS                                     OF STOCK PRICE
                        UNDERLYING        GRANTED TO       EXERCISE OR                     FOR OPTION(1)
                          OPTIONS         EMPLOYEES        BASE PRICE    EXPIRATION   -----------------------
         NAME           GRANTED(#)    IN FISCAL YEAR (%)     ($/SH)         DATE          5%          10%
         ----           ----------    ------------------   -----------   ----------   ----------   ----------
Jeffrey A. Cole           250,000(2)         31.6%          $15.45       12/17/2008   $2,429,105   $6,155,830
Brian B. Smith            150,000(2)         18.9%           15.45       12/17/2008    1,457,463    3,693,498
Leslie D. Dunn             22,500(3)          2.8%           16.625      01/25/2009      235,246      596,159
Joseph Gaglioti            15,000(3)          1.9%           16.625      01/25/2009      156,831      397,440
Wayne L. Mosley            15,000(3)          1.9%           16.625      01/25/2009      156,831      397,440

---------------

(1) The value, if any, the optionee may realize upon the exercise of a stock option depends on the excess of the then current market value per share over the exercise price per share. There is no assurance that the values to be realized upon exercise of the stock options listed above will be at or near the amounts shown.

(2) The stock options to Messrs. Cole and Smith, granted under the 1998 Plan will vest in five years, with early vesting of all or a portion of the unvested options in the case of certain events, such as after a change in control of the Company or following certain terminations of employment with the Company. In addition, the options granted to Messrs. Cole and Smith provide for early vesting as follows: (a) 1/3 will vest on or after December 17, 1999 if the closing price of the common stock, as reported on the New York Stock Exchange for 21 consecutive trading days, exceeds $20.55, (b) an additional 1/3 of the original award will vest on or after December 17, 1999 if the closing price of the common stock, as reported on the New York Stock Exchange for 21 consecutive trading days, exceeds $25.80, and (c) the remaining shares will vest on or after December 17, 1999 if the closing price of the common stock, as reported on the New York Stock Exchange for 21 consecutive trading days, exceeds $30.90. Each option also provides for the re-grant of an additional option, with the same expiration date but at the then-current market price of the common stock, for each share of common stock that is surrendered to the Company in payment of withholding taxes and the exercise price if the option is exercised by the surrender of qualifying shares of common stock.

(3) These stock options, granted under the 1998 Plan, provide for periodic vesting in equal annual installments over four years, with early vesting of all or a portion of the unvested options in the case of certain events, such as after a change in control of the Company or following certain terminations of employment with the Company. Each option also provides for the re-grant of an additional option, with the same expiration date but at the then-current market price of the common stock, for each share of common stock that is surrendered to the Company in payment of withholding taxes and the exercise price if the option is exercised by the surrender of qualifying shares of common stock.

     The following table contains information concerning options exercised during fiscal 1998 and unexercised stock options held as of January 30, 1999.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                      VALUE OF
                                                        NUMBER OF SECURITIES     UNEXERCISED IN-THE-
                                                             UNDERLYING           MONEY OPTIONS AT
                                                       UNEXERCISED OPTIONS AT        JANUARY 30,
                         ACQUIRED                       JANUARY 30, 1999 (#)         1999($)(1)
                            ON            VALUE             EXERCISABLE/            EXERCISABLE/
        NAME           EXERCISE (#)    REALIZED ($)        UNEXERCISABLE            UNEXERCISABLE
        ----           ------------    ------------    ----------------------    -------------------
Jeffrey A. Cole              --                --         136,657/430,000        $715,187/$1,340,000
Brian B. Smith               --                --         175,822/285,000            926,659/960,938
Leslie D. Dunn               --                --            4,000/34,500                        0/0
Joseph Gaglioti           9,000          $308,813           16,166/29,000              75,476/69,750
Wayne L. Mosley              --                --           25,166/29,000             198,101/69,750

---------------

(1) Based on the closing price of $16.625 per share of our common stock on the New York Stock Exchange on January 29, 1999, the last trading day of fiscal 1998.

     The 1992 Plan and the 1993 Plan and the option agreements thereunder permit, subject to certain restrictions, each optionee to exercise options by borrowing funds from the Company. The 1996 Plan and the 1998 Plan and the option agreements thereunder permit such loans only if approved, at the time of exercise, by the Compensation Committee of the Board of Directors. The principal on such loans is payable five years after the date of exercise, with interest payable annually at a rate fixed on the date of exercise. The interest rate is based on a formula tied to federal borrowing rates. Each loan is made on a recourse basis and is secured by the option shares acquired from the proceeds of such loan. Messrs. Cole and Smith each elected to exercise options in 1993 by borrowing from the Company the full amount of the exercise price of such shares granted under the 1992 Plan. The maturity dates of the loans to Messrs. Cole and Smith have been extended thirty months and will mature in 2000. As of the date of this Proxy Statement, the amount (excluding accrued interest) owed by each individual named in the Summary Compensation Table with respect to such loans is as follows (the interest rate per annum is shown in parentheses): Jeffrey A. Cole -- $666,666 (5.47%); and Brian B. Smith -- $194,887 (5.47%).

  EXECUTIVE LIFE INSURANCE PLAN

     Our Executive Life Insurance Plan permits certain officers and key employees to obtain life insurance benefits in addition to those generally provided to salaried employees. The level of coverage provided to the

Company's named executive officers includes (1) basic term life insurance coverage equal to twice the individual's base salary, (2) an opportunity for the individual to purchase, at group rates based upon age, an additional amount of insurance equal to one or two times such individual's base salary and (3) purchase by the Company of an additional amount of coverage equal to 50% of the amount purchased by the individual under (2). The maximum level of coverage per individual is $1,500,000.

  MANAGEMENT INCENTIVE BONUS PROGRAM

     In 1996 the Management Incentive Bonus Program was adopted to replace our existing bonus plans for senior managers. The Management Incentive Bonus Program was approved by our stockholders at the 1996 Annual Meeting. Your Board of Directors believes that the Management Incentive Bonus Program promotes our compensation objectives by (1) offering additional incentives tied to continued improvement in operating results, (2) offering additional stock ownership opportunities to provide retention incentives to our senior management and (3) making our overall compensation program competitive with similar companies.

     Each fiscal year, the Compensation Committee establishes performance goals for that year. These goals are limited to: earnings, operating income, increases in revenue, return on assets, investment, sales or equity, total stockholder return or any combination thereof. For fiscal 1996, fiscal 1997 and fiscal 1998, the Compensation Committee established several levels of performance:
"threshold," representing the minimum performance for which any Management Incentive Bonus Program award will be payable (which typically equaled the performance of the Company or the employee's business unit for the prior fiscal year), "Tier One," achievement of which results in a payout of 50% of the executive's salary, representing a higher level of performance, "Tier Two," achievement of which results in an additional payout of 10% of base salary, representing a superior level of performance and, for senior executives including those named in the Summary Compensation Table, a "Tier Three" performance level, representing a level of performance exceeding the "Tier Two" level, achievement of which results in an additional payout of 40% of base salary. Similar goals have been established for fiscal 1999.

     The actual level of achievement of the performance goals will serve as the basis for establishing the amount of the award payable to a participant for the fiscal year. If operating performance fails to achieve the performance goals established, no awards will be made.

     In fiscal 1998, the five named executive officers did not achieve any bonuses.

  401(K) PLAN

     We provide a defined contribution plan, including features under Section 401(k) of the Internal Revenue Code, which provides retirement benefits to our employees. Eligible employees may contribute up to 17% of their compensation to the plan, although highly compensated employees, including all executive officers of the Company, were limited to a maximum of 2% of their compensation. There is a 10% mandatory matching of employee contributions by the Company, plus a discretionary match is determined annually by the Board of Directors. For fiscal 1998, your Board of Directors has approved a discretionary match equal to 5% of employee contributions, which together with the mandatory match aggregated approximately $760,000.

  DEFERRED COMPENSATION PLAN

     The Cole National Group, Inc. Deferred Compensation Plan for Executives and Other Senior Management (the "DEFERRED COMPENSATION PLAN"), which went into effect on February 1, 1999, generally allows deferral of income without regard to limitations imposed on our 401(k) savings plans. We make a contribution of our common stock equal to 10% of the participant's deferrals. Participants in the Deferred Compensation Plan will be fully vested in the defined contribution benefits after four years of service (with credit for past service). Benefits under the Deferred Compensation Plan will generally be payable upon retirement in a single lump sum or in installment payments at the election of the participant prior to retirement, and upon termination in a single lump sum payment.

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following report has been submitted by the Compensation Committee and Special Compensation Committee of the Board of Directors.

GENERAL COMPENSATION POLICIES

     Our general compensation policies have been followed for many years, and divide executive compensation into four main components: base salary, management bonus plans, long-term stock-based compensation, and benefit plans. Our multi-faceted compensation program is designed to attract and retain successful executives in the face of a highly competitive employment situation among retailers, while linking a significant portion of the executive's compensation to the Company's short-term and long-term performance.

     - We believe that base salaries should provide a floor for executive compensation that is necessary to retain executives. We also believe that at least 50% of the executive's potential annual compensation should come from a combination of short-term and long-term awards tied to our Company's performance. In fixing base salaries, we generally rely on executive compensation consultants or formal or informal surveys of compensation paid to executives of other corporations, including other retailers. Base salary is fixed to be appropriate for the particular position at the Company, irrespective of the Company's performance, and therefore does not fluctuate on the basis of the Company's performance.

     - We believe that by making a significant portion of annual compensation contingent on the Company's performance, our executives will be motivated to achieve continuing annual improvements in operating results. We believe that the potential for achieving a large bonus, especially when payable in shares, will provide additional motivation for enhanced Company performance, and that the payment of restricted shares in lieu of cash will provide additional retention incentives for senior managers in a highly competitive employment market.

     - We believe that stock ownership and stock-based compensation are valuable tools for motivating employees to improve the overall long-term performance of the Company and for tying a significant amount of the executive's potential income to enhanced stockholder values. Our stock-based performance plans reflect this philosophy.

     - We believe that stock ownership and stock-based compensation are important vehicles in aligning the interests of management with the interest of stockholders. We encourage our managers to own shares of Company stock. Our Board of Directors has adopted guidelines for our executives, including vice presidents and up -- approximately 40 people -- that establish stock ownership goals of shares worth 5x base compensation for our Chief Executive Officer and Chief Operating Officer, 3x base compensation for our other senior executives, and 1x base compensation at the vice president level. We anticipate that senior executives will meet these guidelines, at least in part, by exercising stock options and retaining the shares so acquired. Unexercised options will not count toward meeting the guideline amounts. Achievement of these guideline amounts by each individual within a 5 to 7 year period will be an important criteria used by the Board of Directors in determining the individual's eligibility for the granting of additional stock options at such time. The Company's Directors have determined to lead by example and have adopted similar guidelines for Nonemployee Directors to achieve stock ownership of 5 times their annual directors' fees within the next four years.

ACTIONS IN 1998

     In 1998, the Compensation Committee engaged Frederic W. Cook & Co., Inc. to advise the Committee with respect to the compensation of Messrs. Cole and Smith. This firm made a variety of recommendations regarding the compensation of Messrs. Cole and Smith, which are reflected below. The recommendations included the design of a compensation program and a revised employment agreement for Mr. Cole to provide the framework in which he can continue his efforts for the Company while facilitating an orderly long-term management succession plan. We believe that careful planning of this transition is an important role for your Board of Directors for the coming years.

     The compensation program designed by Frederic W. Cook & Co., Inc. focused heavily on stock-based incentives to reward stockholder value growth, create ownership and encourage retention.

     BASE SALARY OF MESSRS. COLE AND SMITH. The base salaries of Messrs. Cole and Smith for 1998 were determined by the Special Compensation Committee in light of their performance and our analysis of their contribution to the Company. The Frederic W. Cook & Co., Inc. report did not recommend any changes to their base salary compensation, and no changes were made.

     BASE SALARIES OF OTHER EXECUTIVE OFFICERS. During 1998, the base salaries of all our executive officers, other than Messrs. Cole and Smith, were determined by Mr. Cole, and approved by the Board of Directors following review and a report by the Compensation Committee. Factors that Mr. Cole considered in fixing base salaries included the prior year's base compensation, the officer's performance as measured by our traditional annual review process (which focuses on the executive's leadership, experience, skills and overall job performance), and Mr. Cole's analysis of the officer's contribution to the Company.

     ANNUAL BONUS PLANS. Our Management Incentive Bonus Program, which was approved by the Company's stockholders in June 1996, provides senior executives, including each of our executive officers, with the opportunity to receive bonus compensation of up to 100% of their base salaries upon achievement of performance goals that have been set by the Compensation Committee upon the recommendations of Messrs. Cole and Smith. In 1998, the performance goals were based on improvements in operating income. Based on the pre-established criteria, no bonuses were earned by the Company's executive officers named in the Summary Compensation Table.

     The Management Incentive Bonus Program contemplates that some or all of the bonus will be payable in shares of Common Stock. Participants in the bonus program at Things Remembered who received a bonus with respect to 1998, to the extent such bonus exceeded 50% of base salary, were paid in shares of common stock.

     LONG-TERM STOCK-BASED COMPENSATION. We currently have in place four stock-based compensation plans for employees: the 1992 Plan and the 1993 Plan, each established when we were a private company and approved by stockholders before our initial public offering in 1994, and the 1996 Plan and the 1998 Plan, which were approved by the Company's stockholders in 1996 and 1998, respectively.

     Our stock-based compensation awards have been of (a) nonqualified options with an exercise price not less than the fair market value of a share of Common Stock at the date of grant, and (b) restricted shares. The number of options and shares of restricted stock granted to Messrs. Cole and Smith in 1998 was determined by the Special Compensation Committee in consultation with Frederic
W. Cook & Co., Inc., was concurred in by the

Board of Directors and are intended to provide three years of competitive grants. The Committee does not intend to make new grants (other than grants of options for stock-for-stock exercises) to Messrs. Cole or Smith prior to 2001. The number of options granted to other executive officers were determined by Messrs. Cole and Smith and approved by the Compensation Committee. We believe the stock based nature of the awards -- and the risk of forfeiture if the recipient leaves the Company -- discourages them from leaving the Company and encourages their continuing efforts to enhance the Company's business and growth, while better aligning their compensation with the interests of long-term stockholders.

     To encourage early exercise of options to meet our stock ownership guidelines, our stock option awards made to senior executives in 1998 include provisions for the granting of new options if the optionee exercises their original option using already owned shares (i.e. a stock-for-stock exercise). The new options will be for the number of already owned shares used to exercise the original option at an exercise price equal to fair market value at exercise, and for the remainder of the original option term. Shares withheld for satisfaction of tax obligations will be treated similarly. We believe that encouraging the early exercise of options, coupled with our stock ownership guidelines that encourage retention of stock ownership, will increase the alignment between our executives and our stockholders.

     BENEFIT PLANS. We maintain a variety of benefit plans designed to provide an attractive package to our executive officers. We periodically re-evaluate the nature and extent of the benefit plans in light of the plans available to executives at competitors in the retail industry. In 1998, we adopted the 1999 SERP in response to the Frederic Cook recommendations. In addition, the Company adopted the Deferred Compensation Plan.

     1993 TAX ACT. The Board of Directors' general philosophy is to "qualify" future annual and long-term incentive plans for tax deductibility wherever appropriate, recognizing that, under certain circumstances, the limit imposed by
Section 162(m) of the Internal Revenue Code may be exceeded. The Company will recognize non-deductible compensation expense as a result of the restricted stock awards to Messrs. Cole and Smith to the extent that the value of the individual awards, together with their base salaries and certain other perquisites (but not their stock options or incentive bonuses), exceeded $1 million in fiscal 1998, and may also recognize non-deductible compensation expense for these awards as compensation expense is recognized in future years.

     The foregoing report has been furnished by the members of the Compensation Committee and of the Special Compensation Committee.

        Peter V. Handal
        Charles A. Ratner
        Timothy F. Finley

                   COMPENSATION COMMITTEE INTERLOCKS, INSIDER
                     PARTICIPATION AND CERTAIN TRANSACTIONS

     Deliberations concerning compensation for fiscal 1998 generally involved the Compensation Committee, the Special Compensation Committee and the full Board of Directors, including Jeffrey A. Cole and Brian B. Smith, who are employees of the Company.

     Mr. Ratner is the President, Chief Operating Officer and a director of Forest City Enterprises, Inc. ("FOREST CITY"). Forest City and its affiliates are developers and managers of commercial real estate, including shopping malls in which the Company's stores may operate. The Company's subsidiaries currently operate 17 stores under leases with Forest City or its affiliates. Under such leases, which are generally for multiple year periods of differing duration, the Company's subsidiaries paid aggregate rent of approximately $724,000 during fiscal 1998. Additional common area charges, insurance charges, taxes and similar charges were paid. We believe that the terms of our leases with Forest City or its affiliates, as applicable, are equivalent to those that could have been obtained pursuant to arm's length transactions with unaffiliated parties.

     Walter J. Salmon is currently retained as a consultant to the Company, and receives compensation of $25,000 per year. In addition, under a deferred compensation agreement entered into in 1979, Mr. Salmon is entitled to receive annual payments of $5,500 for the period that commenced in 1996 and will end in 2004.

     In December 1998, HAL International N.V. filed a Schedule 13G disclosing it held more than five percent of the Company's common stock. HAL International N.V. is owned by HAL Holding N.V. Entities affiliated with HAL Holding N.V. own a majority of the outstanding equity interest of Pearle Europe B.V., in which the Company has an approximate 24% equity ownership interest. The Company and an affiliate of HAL Holding N.V. are parties to a stockholders agreement regarding their interests in Pearle Europe B.V., and each has loaned money to Pearle Europe B.V.

     In February 1998, Cole National Corporation repaid a $3.2 million note payable to a subsidiary of Pearle Europe and invested an additional $7.2 million in the form of 8% stockholder loans to Pearle Europe in connection with Pearle Europe's acquisition of optical operations in Germany and Austria. In June 1998, Pearle Europe repaid to Cole National Corporation a stockholder loan, including interest thereon, in the amount of $3.7 million.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Securities and Exchange Commission requires this group to furnish us with copies of all such filings. We periodically remind this group of its reporting obligation and assist in making the required disclosure once we are notified that a reportable event has occurred. We are required to disclose in this Proxy Statement any failure by any of the above mentioned persons to make timely Section 16 reports.

     Based upon its review of such forms received by the Company and written representations from the Directors and executive officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during fiscal 1998 by its Directors, executive officers or 10 percent stockholders, except that Brian B. Smith was unable, for administrative reasons, to timely report on Form 4 purchases in one month under our payroll deduction stock purchase program.

                            STOCK PRICE PERFORMANCE

     Shown below is a graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock from April 11, 1994 (the date of our initial public offering) against the cumulative total return, including reinvestment of dividends of the S&P 500 Stock Index and the S&P Retail Stores Composite Index from March 31, 1994 (the nearest date for which total return data for each index are readily available) through January 29, 1999 (the last trading day of our most recent fiscal year, which ended January 30, 1999). The comparison assumes that the value of the investment in our common stock at its initial public offering price and in each index was $100 on April 11, 1994 and March 31, 1994, respectively.

                        COMPARISON OF THE COMMON STOCK,
           S&P 500 STOCK INDEX AND S&P RETAIL STORES COMPOSITE INDEX

                                                                                                            S&P RETAIL STORES
                                                COLE NATIONAL CORPORATION            S&P 500                 COMPOSITE INDEX
                                                -------------------------            -------                -----------------
4/94                                                     100.00                      100.00                      100.00
1/95                                                      80.00                      108.00                       94.00
1/96                                                      90.00                      150.00                      101.00
1/97                                                     236.00                      189.00                      121.00
1/98                                                     276.00                      240.00                      180.00
1/99                                                     139.00                      318.00                      294.00

               APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

                                   ITEM NO. 2

     Your Board of Directors recommends that you approve the Cole National Corporation 1999 Employee Stock Purchase Plan (the "PURCHASE PLAN"). The Purchase Plan is a broad based plan intended to provide eligible employees of the Company and certain subsidiaries with a convenient method of becoming stockholders of the Company. The following description of the material elements of the Purchase Plan is necessarily brief and general. A copy of the Purchase Plan is attached hereto as Annex A and the summary description that follows is qualified in its entirety by reference to that annex.

SUMMARY DESCRIPTION

     The Purchase Plan, if approved by the stockholders, provides eligible employees with the opportunity to purchase shares of Common Stock pursuant to a payroll deduction program. The Purchase Plan provides for offering periods of six months ("OFFERING PERIODS"), unless the Compensation Committee of the Board of Directors otherwise determines, during which contributions may be made to purchase shares of our common stock. At the end of each Offering Period, shares of common stock are purchased automatically at a price equal to the lesser of 85% of the market price of shares of common stock at the beginning of the Offering Period or 85% of the market value of shares of common stock on the last day of the Offering Period. There currently are approximately 8,200 employees eligible to participate in the Purchase Plan. The closing price of a share of common stock on April 29, 1999 was $15.625. The Purchase Plan will continue in effect until all shares of common stock available for issuance under the Purchase Plan have been issued, unless terminated earlier in the discretion of the Board of Directors or upon the occurrence of certain types of corporate transactions.

     An employee may elect to have up to fifteen percent (15%) of his or her compensation withheld and applied to the purchase of shares of common stock under the Purchase Plan. Compensation for this purpose means the participant's total compensation, which includes regular base earnings paid by the Company or a Participating Company (defined below), sales commissions, overtime, bonuses and incentive payments, and elective contributions that are not includible in income under the Internal Revenue Code. However, during any calendar year, no employee is entitled to purchase shares of common stock under the Purchase Plan having a value of more than $25,000.

     Each participant will be granted a separate purchase right for each Offering Period in which the individual participates. The purchase right will be granted on the first day of such Offering Period and will be automatically exercised on the last day of the Offering Period.

     There will be 400,000 shares of Common Stock available for issuance under the Purchase Plan. In the event of any change in our common stock subject to the Purchase Plan, or subject to any purchase right granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Compensation Committee will make appropriate adjustments to (i) the class and maximum number of shares of common stock subject to the Purchase Plan, (ii) the class and maximum number of shares of common stock purchasable by each participant per Offering Period and (iii) the class and number of shares of common stock and price per share of common stock subject to outstanding purchase rights, in order to prevent the dilution or enlargement of benefits under the Purchase Plan.

     Each employee of the Company, and of such subsidiaries ("PARTICIPATING COMPANIES") as the Board of Directors of the Company or the Compensation Committee shall from time to time designate, may participate in the Purchase Plan. However, employees whose customary employment with the Company or any Participating Company is less than five months per calendar year will not be eligible to participate in the Purchase Plan. In addition, an employee whose terms of employment are subject to the terms of a collective bargaining agreement will not be an eligible employee if and for such period of time as the union representing the collective bargaining unit of which the employee is a member affirmatively chooses, on behalf of the members of such unit, not to participate in the Purchase Plan. Further, an employee will not be eligible to participate if such individual would, immediately after the grant of purchase rights, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.

     An eligible employee may enroll in the Purchase Plan at the beginning of any Offering Period. Payment for common stock under the Purchase Plan shall be effected by means of the participant's authorized payroll deductions or such other means as the Compensation Committee may authorize. Payroll deductions will begin with the first pay day following the commencement of an Offering Period and will (unless sooner terminated by the participant) remain in effect for successive Offering Periods. Interest will not accrue on amounts withheld from a participant's compensation or otherwise held in an account established for a participant.

     A participant may withdraw from the Purchase Plan, effective on the first day of the next payroll period, by filing the appropriate form with the Compensation Committee. Any payroll deductions previously collected from the participant and not previously applied to the purchase of common stock will, at the participant's election, be refunded or held for the purchase of shares of common stock on the next purchase date immediately following such termination. If no such election is made, then such funds will be refunded. An employee who has withdrawn from an Offering Period may not again participate in the Purchase Plan until the next Offering Period.

     Because the purchase of shares of common stock under the Purchase Plan is discretionary with all eligible employees, it would not be meaningful to include information as to the number of shares of common stock which would have been distributable during fiscal 1998 to all employees, or to groups of employees, or to any particular employee of the Company or any Participating Company had the Purchase Plan been in effect during the year.

     The Board of Directors may amend, suspend, or discontinue the Purchase Plan with respect to any shares of common stock at any time not subject to purchase rights. However, no such action may, without the approval of stockholders of the Company, increase the number of shares of Common Stock subject to the Purchase Plan (other than for the permitted adjustments described above), modify the requirements as to eligibility for participation in the Purchase Plan or cause the Purchase Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

ADMINISTRATION

     The Purchase Plan will be administered by the Compensation Committee. The Compensation Committee will have full authority to interpret and construe any provision of the Purchase Plan and to adopt such rules and regulations for administering the Purchase Plan as it may deem necessary. Decisions of the Compensation Committee will be final and binding on all parties who have an interest therein.

FEDERAL INCOME TAX CONSEQUENCES

     The Purchase Plan and the right of eligible employees to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of a purchase right or upon the purchase of shares of the Company's common stock at the end of an Offering Period. As summarized below, a participant may be taxed upon the sale of other disposition of shares of common stock acquired under the Purchase Plan. The consequences will depend upon how long the participant has held the shares of common stock prior to disposition.

     If the shares of common stock are disposed of at least two years after the date of granting of the purchase right and at least one year after the shares of common stock are purchased under the Purchase Plan, the following federal income tax consequences will apply. The lesser of (a) the excess of the fair market value of the shares of common stock at the time granted over the purchase price of the shares of common stock or (b) the excess of the fair market value of the shares of common stock at the time such shares are disposed of over the purchase price of the shares of common stock will be treated as ordinary income. Any further gain upon such sale will be treated as a capital gain. If the shares of common stock are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a capital loss equal to the difference. If a participant holds the shares of common stock for this period, no deduction in respect of the disposition of such shares of common stock will be allowed to the Company.

     If the shares of common stock are disposed of before the expiration of either the two year or the one year holding periods described above (a "DISQUALIFYING DISPOSITION"), the following federal income tax consequences will apply. The excess of the fair market value of the shares of common stock at the date the shares are purchased over the purchase price will be treated as ordinary income to the employee. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale. Any further gain upon such sale will be treated as capital gain. If the shares of common stock are sold for less than their fair market value on the date of purchase, the same amount of ordinary income is attributed to the employee and a capital loss will be recognized equal to the difference between the sale price and the fair market value of the shares of common stock on such purchase date. To the extent the employee recognizes ordinary income by reason of a Disqualifying Disposition, the Company will be entitled to a corresponding tax deduction for compensation in the tax year in which the disposition occurs.

     The foregoing discussion is merely a summary of the more significant effects of the federal income tax on an employee of the Company or a Participating Company with respect to shares of common stock purchased under the Purchase Plan and does not purport to be a complete analysis of the tax laws dealing with this subject. Reference should be made to the applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder. In addition, this summary does not discuss the provisions of the income tax laws of any state or foreign country in which an employee may reside. Each employee should consult his or her own tax advisor concerning the federal, state, local and foreign income tax consequences of participation in the Purchase Plan.

REQUIRED VOTE

     An affirmative majority of the votes cast is required to approve the Purchase Plan. The total vote cast on the proposal -- whether "for," "against" or "abstain," -- must represent a majority of our common stock outstanding and entitled to vote at the meeting. Abstentions to the proposal will be counted as votes cast on the proposal.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                   1998 EQUITY AND PERFORMANCE INCENTIVE PLAN
                 (AMENDED AND RESTATED EFFECTIVE JUNE 10, 1999)

                                   ITEM NO. 3

     Your Board of Directors recommends that you approve the amendments to the 1998 Equity and Performance Incentive Plan (the "AMENDED 1998 PLAN"). These amendments were adopted by the Board of Directors on March 18, 1999, subject to your approval at the Annual Meeting.

     The 1998 Equity and Incentive Plan was approved by you at our 1998 Annual Meeting. Subject to your approval, we are now proposing to make the following changes:

     - The Company proposes to extend the applicability of the provisions of the 1998 Plan, which were approved by our Stockholders at the 1998 Annual Meeting, regarding stock-for-stock exercise of options to all of the Company's employee equity plans. Shares that are transferred, surrendered or relinquished by an optionee to pay the option exercise price or satisfy withholding amounts under the Company's prior stock option plans would be added to the number of shares that are available for further grants under the Amended 1998 Plan. This proposed change will not result in any increase in the number of shares that would be issued and outstanding if optionees had exercised their options and paid withholding taxes in cash. This change will provide for consistent treatment of option grants made by the Company under any of its prior plans and will simplify the administration of those plans.

     - The limit on Option Rights that may be granted to any person would change from 350,000 Option Rights during any 3 fiscal year period to 250,000 Option Rights in a single fiscal year of the Company. Unused Option Rights may be carried forward on a cumulative basis to subsequent years during the life of the Amended 1998 Plan. The reason for this change is that we believe that the current limit is too restrictive as it may inhibit stock-for-stock exercises of Option Rights.

     - We have also made technical corrections to clarify the definition of "Compensation Committee," and other minor administrative changes.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THESE AMENDMENTS. If the Amended 1998 Plan is not approved, the original 1998 Plan and all outstanding grants under the plan will remain in effect.

SUMMARY DESCRIPTION

     The following is a summary of the material elements of the Amended 1998 Plan and should be read in conjunction with the complete text of the Amended 1998 Plan, which is attached hereto as Annex B. The complete text in Annex B indicates the changes between the Amended 1998 Plan and the plan approved last year.

     General. Under the Amended 1998 Plan, the Board of Directors is authorized to make awards of (i) options to purchase shares of the Company's common stock ("OPTION RIGHTS"), (ii) performance stock and performance units ("PERFORMANCE UNITS" or "PERFORMANCE STOCK"), (iii) restricted stock ("RESTRICTED STOCK") or
(iv) deferred stock ("DEFERRED STOCK"). The terms applicable to these various awards, including those terms that may be established by the Board of Directors when making or administering particular awards, are set forth in detail in the Amended 1998 Plan. The Compensation Committee and Special Compensation Committee of your Board of Directors is authorized to oversee the Amended 1998 Plan and to make awards and grants under the Amended 1998 Plan, and references to the Board of Directors will generally include those committees.

     Shares Available Under the Amended 1998 Plan. The number of shares of common stock that may be issued or transferred:

     - upon the exercise of Option Rights,

     - as Restricted Stock and released from all substantial risks of forfeiture,

     - as Deferred Stock,

     - in payment of Performance Stock or Performance Units that have been earned, or

     - in payment of dividend equivalents paid with respect to awards made under the Amended 1998 Plan,

may not exceed a total of 884,000, subject to adjustments pursuant to the terms of the Amended 1998 Plan. These shares of Common Stock may be original issue or treasury shares or a combination of both.

     Eligibility. Officers, key employees and consultants of the Company or any of its subsidiaries, as well as any person who has agreed to begin serving in such capacity within 30 days of the date of the grant are eligible to be selected by the Board of Directors to receive benefits under the Amended 1998 Plan. Those who will receive grants will be selected on the basis of performance objectives.

     Option Rights. Option Rights entitle the optionee to purchase shares of common stock at a predetermined price per share (which may not be less than the market value at the date of grant, except for non-qualified stock options granted in lieu of salary or bonus, which may be not less than 85% of the market value at the date of grant). Each grant will specify whether the option price will be payable:

     - in cash at the time of exercise,

     - by the transfer to the Company of shares of common stock owned by the optionee for at least six months, having a value at the time of exercise equal to the option price,

     - if authorized by the Board of Directors prior to the exercise of the option, the delivery of a promissory note or notes of the optionee payable over not more than five years,

     - if authorized by the Board of Directors, the delivery of shares of Restricted Stock or other forfeitable shares, Deferred Stock, Performance Stock, other vested Option Rights, or Performance Units, or

     - a combination of those payment methods.

     Grants may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of common stock to which the exercise relates.

     No Option Rights may be exercisable more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is required before the Option Rights become exercisable. Grants may provide for earlier exercise of an Option Right in the event of a "change in control" of the Company or other similar transaction or event. Grants may also specify performance goals that must be achieved as a condition to the exercise of the option. Successive grants may be made to the same optionee whether or not previously granted Option Rights remain unexercised.

     As of the date of this Proxy Statement, 588,000 Option Rights have been awarded under the original 1998 Plan approved last year.

     Restricted Stock. An award of Restricted Stock involves the immediate transfer of ownership of a specific number of shares of common stock by the Company to a participant in consideration of the performance of services. The participant is immediately entitled to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value, as the Board of Directors may determine. The Board of Directors may condition the award on the achievement of specified performance goals.

     Restricted Stock must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the Board of Directors. An example would be a provision that the Restricted Stock would be forfeited if the participant ceased to serve the Company as an officer or key employee during a specified period of years. If service alone is the criterion for the lapse of the risk of forfeiture, the period of service must be at least three years; if other performance objectives are included, the lapse of the risk of forfeiture may occur as early as one year from the date of grant. In order to enforce these forfeiture provisions, the transferability of Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the period during which the forfeiture provisions are to continue. The Board of Directors may provide for acceleration of the lapse of the risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

     As of the date of this Proxy Statement, 178,750 shares of Restricted Stock have been issued under the original 1998 Plan approved last year.

     Deferred Stock. An award of Deferred Stock constitutes an agreement by the Company to deliver shares of common stock to the participant in the future in consideration of the performance of services. However, the Deferred Stock award is subject to the fulfillment of certain conditions, such as performance goals, during the deferral period specified by the Board of Directors. During the deferral period, the participant cannot transfer any rights in the award and has no right to vote the shares of Deferred Stock, but the Board of Directors may, on or after the date of the award, authorize the payment of dividend equivalents on such shares on a current, deferred or contingent basis, either in cash or in additional shares of common stock. Awards of Deferred Stock can be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share on the date of award.

     Deferred Stock must be subject to a deferral period of at least three years. The Board of Directors determines the deferral period at the date of the award, and may provide for a deferral period of less than three years in the event of a change in control of the Company or other similar transaction or event.

     Performance Stock and Performance Units. Performance Stock and Performance Units involve awards that become payable upon the achievement of specified performance goals during a designated performance period (which must be at least three years). Such performance period may be subject to earlier termination in the event of death, retirement or a change in control of the Company or other similar transaction or event. A minimum level of acceptable achievement may also be established by the Board of Directors. If, by the end of the performance period, the participant has achieved the specified performance goals, the participant will be deemed to have fully earned the Performance Stock or Performance Units. If the participant has not achieved the performance goals, but has attained or exceeded the predetermined minimum, the participant will be deemed to have partly earned the Performance Stock and/or Performance Units (such part to be determined in accordance with a formula). To the extent earned, the Performance Stock and/or Performance Units will be paid to the participant at the time and in the manner determined by the Board of Directors in cash, shares of common stock or in any combination thereof.

     Each award of Performance Stock or Performance Units may be subject to adjustment to reflect changes in compensation or other factors, so long as no adjustment would result in the loss of an available exemption for the award under Section 162(m) of the Internal Revenue Code. The Board of Directors may provide for the payment of dividend equivalents to the holder on a current, deferred or contingent basis, either in cash or in additional common stock.

     Performance Goals. The Amended 1998 Plan requires that the Board of Directors establish performance goals for purposes of Performance Stock and Performance Units. In addition, if the Board of Directors so chooses, Option Rights, Restricted Stock and Deferred Stock may also specify performance goals. Performance goals may be described either in terms of Company-wide objectives, individual participant objectives, or objectives related to performance of the division, subsidiary, department or function within the Company or a subsidiary in which the participant is employed. Performance goals applicable to any award include specified levels of or growth in:

     - cash flow,

     - earnings per share,

     - earnings before interest and taxes,

     - earnings per share growth,

     - net income,

     - return on assets,

     - return on equity,

     - return on invested capital,

     - return on total capital,

     - revenue growth,

     - stock price,

     - total return to stockholders,

     - value added, or

     - any combination thereof.

     If the Board of Directors determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance goals unsuitable, the Board of Directors may modify the performance goals or the related minimum acceptable level of achievement, in whole or in part, as the Board of Directors deems appropriate and equitable, unless the result would be to make an award otherwise eligible for an exemption under Section 162(m) of the Internal Revenue Code ineligible for such an exemption.

     Transferability. Except as otherwise determined by the Board of Directors, no Option Right or other award under the Amended 1998 Plan is transferable by a participant other than by will or the laws of descent and distribution, or (except for incentive stock options) to the participant's immediate family or trusts established solely for the benefit of one or more members of the immediate family. Except as otherwise determined by the Board of Directors, Option Rights are exercisable during the optionee's lifetime only by him or her.

     The Board of Directors may specify at the date of grant that part or all of the shares of common stock that are:

     - to be issued or transferred by the Company upon exercise of Option Rights, upon termination of the deferral period applicable to Deferred Stock or upon payment under any grant of Performance Stock or Performance Units or

     - no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of the Amended 1998 Plan,

shall be subject to further restrictions on transfer.

     Adjustments. The Amended 1998 Plan, like the 1998 Plan, provides that the number of shares available for awards will be adjusted to account for (a) shares relating to awards that expire or are forfeited under the Plan, or (b) shares that are transferred, surrendered or relinquished in payment of option exercise price or satisfaction of withholding amounts for the exercise or receipt of awards under the Plan. The Amended 1998 Plan will extend this same counting rule to the shares transferred, surrendered or relinquished in payment of option exercise prices or satisfaction of withholding amount for the exercise or receipt of awards under the 1992 Plan, the 1993 Plan or the 1996 Plan. The effect of this change will be to permit the grant of additional awards equal to the number of shares turned in by award recipients.

     The maximum number of shares of common stock covered by outstanding Option Rights, Deferred Stock, and Performance Stock granted under the Amended 1998 Plan, and the prices per share applicable thereto, are also subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction, the Board of Directors is given discretion to provide a substitution of alternative consideration for any or all outstanding awards under the Amended 1998 Plan, as the Board of Directors in good faith determines to be equitable under the circumstances, and may require the surrender of all awards so replaced. The Board of Directors may also make or provide for adjustments in the numerical limitations under the Amended 1998 Plan as the Board of Directors may determine appropriate to reflect any of the foregoing transactions or events.

     Other. The Board of Directors is authorized to interpret the Amended 1998 Plan and related agreements and other documents. The Board of Directors may make awards to employees under any or a combination of all of the various categories of awards that are authorized under the Amended 1998 Plan, or in its discretion, make no awards. The Amended 1998 Plan may be amended from time to time by the Board of Directors. However, any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange or quotation system upon which the common stock is traded or quoted will not be effective unless and until such approval has been obtained in compliance with such applicable law or rules. Such amendments would include any increase in the number of shares issued or certain other increases in awards available under the Plan (except for increases caused by adjustments made pursuant to the Amended 1998 Plan). Presentation of the Amended 1998 Plan or any amendment thereof for stockholder approval is not to be construed to limit the Company's authority to offer similar or dissimilar benefits through plans that are not subject to stockholder approval.

     The Board of Directors may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside the United States of America as the Board of Directors may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

     The Board of Directors may not, without further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Right may be canceled and replaced with awards having a lower option price without approval of the stockholders of the Company.

     The Amended 1998 Plan does not confer on any participant a right to continued employment with the Company or any subsidiary.

FEDERAL INCOME TAX CONSEQUENCES

     Following is a brief summary of certain of the federal income tax consequences of option awards under the Amended 1998 Plan based on federal income tax laws in effect on January 1, 1999. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     Option Rights. In general:

     - no income will be recognized by an optionee at the time an Option Right which is not an Incentive Stock Option is granted;

     - at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

     - at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of common stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

     If shares of common stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or Director to suit under Section 16(b) of the Securities Exchange Act of 1934, the tax consequences to the officer or Director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or Director to suit under
Section 16(b) of the Securities Exchange Act of 1934, but no longer than six months.

     Tax Consequences To Participant's Employer. To the extent that a participant recognizes ordinary income in the circumstances described above, the participant's employer will generally be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness, does not, along with other income of the participant, exceed the limitation on deductible compensation under Section 162(m) of the Internal Revenue Code, is an ordinary and necessary business expense, and is not an "excess parachute payment," and that any applicable withholding obligations are satisfied.

     Compliance with Section 162(m) of the Internal Revenue Code. The Amended 1998 Plan is intended to comply with rules for deductibility under Section 162(m) of the Internal Revenue Code. Performance Units awarded to named executives will provide for objective performance goals and are intended to qualify for deductibility without regard to the limits of Section 162(m). The Amended 1998 Plan provides that the maximum number of Option Rights of common stock that can be granted to any participant during any fiscal year is 250,000; the unused number of Option Rights may be carried forward on a cumulative basis to subsequent years during the life of the Amended 1998 Plan. This is a change from the original 1998 Plan approved last year, which provided that a maximum of 350,000 Option Rights of common stock could be granted to a participant during any three fiscal-year period. No change has been made to the maximum number of shares of common stock covered by awards of Restricted Stock, Deferred Stock or Performance Stock under the Amended 1998 Plan, which cannot exceed 265,000 in the aggregate and, during any period of three consecutive fiscal years, the maximum number of shares of common stock covered by awards of Restricted Stock, Deferred Stock or Performance Stock under the Amended 1998 Plan granted to any one participant cannot exceed 125,000 shares of common stock. In addition, no participant, in any period of one calendar year, may be granted Performance Units having an aggregate maximum value greater than $1,000,000 on the date of the grant.

     Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant under the Amended 1998 Plan, and the amounts available to the Company for such withholding are insufficient, it is a condition to the receipt of such payment or the realization of such benefit that the participant make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board of Directors) may include relinquishment of a portion of such benefit or any other benefit, or may be satisfied through loans by the Company to the participant.

     Accounting Treatment. Performance Shares and Performance Units will require a charge against income of the Company periodically representing the value and increases in the value of the anticipated benefits. Such charge is based on the dollar amount expected to be paid at the end of the performance period. Restricted Stock and Deferred Stock will require a charge against income equal to the fair market value of the awarded shares at the time of award less the amount, if any, paid or payable by the recipient. Such charge is spread over the earn-out period for the Restricted or Deferred Stock. Given the variety of awards that may be made separately or in combination under the Amended 1998 Plan, actual awards may result in periodic charges against income in certain other circumstances.

PLAN BENEFITS

     It is not possible to determine future awards that will be received by participants in the Amended 1998 Plan.

     Awards under the original 1998 Plan as approved last year are reflected in the Summary Compensation Table and in the description of the 1998 Plan under "Compensation Pursuant to Employee Benefit Plans -- Stock Option Plans."

REQUIRED VOTE

     An affirmative majority of the votes cast is required to approve the Amended 1998 Plan. The total vote cast on the proposal -- whether "for," "against" or "abstain," -- must represent a majority of our common stock outstanding and entitled to vote at the meeting. Abstentions to the proposal will be counted as votes cast on the proposal.

     If the Amended 1998 Plan is not approved, the 1998 Plan approved last year will remain in effect, with no changes. Outstanding awards under the original plan will be unaffected by the outcome of the voting.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED 1998 PLAN.

                           APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                                   ITEM NO. 4

     We ask that you ratify the appointment of Arthur Andersen LLP as independent certified public accountants to audit the books and accounts for the Company and its subsidiaries for the 1999 fiscal year. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to answer appropriate questions.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY AND ITS SUBSIDIARIES.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     To be eligible for inclusion in our proxy statement and form of proxy for our next Annual Meeting, your proposals must be received at our executive offices on or before January 3, 2000. Under our By-Laws, no stockholder proposal or nomination for director may be submitted less than 60 days prior to a stockholder meeting for consideration at an annual meeting. If public notice of the date of the Annual Meeting is not given at least 75 days prior to the Annual Meeting, submissions must be delivered to the Company no later than 10 days following the public announcement of the meeting date. Such proposals should be submitted by certified mail, return receipt requested, addressed to us at 5915 Landerbrook Drive, Mayfield Heights, Ohio 44124, Attention: Secretary. If any stockholder proposal is submitted after March 3, 2000, the Board of Directors will be allowed to use its discretionary voting authority when the proposal is raised at the 2000 Annual Meeting, without any discussion of the matter in the proxy statement.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which are likely to be brought before the meeting, but if other matters do properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                             Leslie D. Dunn
                                             Secretary

Mayfield Heights, Ohio
May 3, 1999

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, WE URGE YOU TO FILL OUT, DATE AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                         ANNEX A

                           COLE NATIONAL CORPORATION

                       1999 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE

     The Cole National Corporation 1999 Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of Cole National Corporation (the "Company") and such other companies, whether or not currently in existence or currently affiliated with the Company ("Participating Companies"), as the Board of Directors of the Company (the "Board") or the Committee (as defined below) shall from time to time designate, with a convenient method of becoming shareholders of the Company; provided that each such Participating Company shall qualify as a "parent corporation" or "subsidiary corporation" (a "Corporate Affiliate"), as defined in Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code"), on the first day of the relevant Offering Period (as such term is defined in Article 5). It is further intended that the Plan shall qualify as an "employee stock purchase plan" as defined in Section 423 of the Code.

2. ADMINISTRATION

     (a) Administrative Body. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board. The Committee shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. The Committee may delegate any of its duties and responsibilities under the Plan.

     (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection 2(a), in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

3. EFFECTIVE DATE AND TERM OF PLAN

     (a) Effective Date; Approval of Shareholders. The Plan shall take effect upon adoption by the Board; provided, however, that any purchase rights and purchases under the Plan shall be null and void unless the Plan is approved by a vote of the holders of a majority of the total number of outstanding shares of the common stock of the Company ("Common Stock") present in person or by proxy at a meeting at which a quorum representing a majority of the outstanding Common Stock is present in person or by proxy, which approval must occur within the period of 12 months before and 12 months after the date the Plan is adopted by the Board.

     (b) Termination of Plan. The Plan shall continue in effect until the date on which all shares of Common Stock available for issuance under the Plan shall have been issued unless earlier terminated pursuant to Section 9 or 10.

4. STOCK SUBJECT TO THE PLAN

     (a) Number of Shares. The stock subject to the Plan shall be shares of Common Stock which are authorized but unissued or which have been reacquired by the Company. In connection with the sale of shares of Common Stock under the Plan, the Company may repurchase shares of Common Stock in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall not exceed 400,000 shares (subject to further adjustment thereafter as provided in Section 4(b)).

     (b) Adjustment. If any change is made in the Common Stock subject to the Plan, or subject to any purchase right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, spin-off, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Committee shall make appropriate adjustments as to
(i) the class and maximum number of shares subject to the Plan, (ii) the class and maximum number of shares purchasable by each participant per Offering Period and (iii) the class and number of shares and price per share of stock subject to outstanding purchase rights, in order to prevent the dilution or enlargement of benefits thereunder.

5. OFFERING PERIODS

     (a) Terms of Offering Period. Common Stock shall be offered for purchase under the Plan through a series of successive offering periods ("Offering Periods") until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with Article 9 or 10. The Committee shall determine, in its discretion, the length of each Offering Period, provided that no Offering Period shall have a term exceeding 27 months.

     (b) Initial Offering Periods. The initial Offering Period under the Plan shall begin on August 1, 1999 and shall end on December 31, 1999. Unless the Committee otherwise determines, subsequent Offering Periods shall be for a period of six calendar months, commencing on each January 1 and July 1 during the term of the Plan.

     (c) Purchase Rights. Each participant shall be granted a separate purchase right for each Offering Period in which the individual participates. The purchase right shall be granted on the first day of such Offering Period and shall be automatically exercised on the last day of the Offering Period.

6. ELIGIBILITY AND PARTICIPATION

     (a) General Rules. Each employee of the Company or any of the Participating Companies whose customary employment with the Company or any Participating Company is at least five months per calendar year and who has not less than one year of service with the Company and any Participating Company shall be an eligible employee, provided that an employee whose terms of employment are subject to the terms of a collective bargaining agreement shall not be an eligible employee if and for such period of time as the union representing a collective bargaining unit of which any employee is a member affirmatively chooses, on behalf of the members of such unit, not to participate in the Plan. An employee may participate in an Offering Period if the employee (i) has become an eligible employee before the first day of the Offering Period, (ii) has completed any minimum service requirement that may be specified by the Committee for such Offering Period (or in the case of an employee whose terms of employment are subject to the terms of a collective bargaining agreement, any probationary period specified therein for participation in the Plan), not to exceed two years and (iii) remains an eligible employee on the first day of the Offering Period. Eligible employees may become participants with respect to an Offering Period by executing such instruments as the Committee may specify and delivering them to such persons and at such time prior to the first day of that Offering Period as the Committee may specify.

     (b) Five Percent Owner. Under no circumstances shall purchase rights be granted under the Plan to any employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

7. PURCHASE RIGHTS

     Purchase rights shall be evidenced by instruments in such form as the Committee may from time to time approve, and shall conform to the following terms and conditions:

     (a) Purchase Price. The purchase price ("Purchase Price") per share of each share of Common Stock purchased on any date within an Offering Period shall be the lower of (i) eighty-five percent (85%) of the fair market value per share of the Company's Common Stock on the first day of the Offering Period and (ii) eighty-five percent (85%) of the fair market value per share of the Company's Common Stock on the purchase date.

     (b) Fair Market Value. For purposes of the Plan, the fair market value per share of the Company's Common Stock on any day shall be the closing price on that date as recorded by the Wall Street Journal in the New York Stock Exchange Composite Transactions, or on the next regular business date on which shares of the Common Stock are traded in the event that no shares of the Common Stock have been traded on the relevant day. If the New York Stock Exchange shall cease to be the primary exchange or market for the Company's Common Stock, fair market value shall be determined based on the closing price (or, if not available, the mean between the high and low selling or bid and asked prices) as reported for the exchange or market that the Committee determines to be the primary market for such Common Stock.

     (c) Payroll Deductions. Payment for Common Stock under the Plan shall be effected by means of the participant's authorized payroll deductions or such other means as the Committee may authorize. Such deductions shall begin with the first pay day following the commencement of the Offering Period and shall (unless sooner terminated by the participant) remain in effect for successive Offering Periods. No interest shall accrue on any amounts withheld from a participant's compensation or otherwise held in an account established for a participant. The Committee may permit participants to elect payroll deductions pursuant to one or either of the following methods:

          (i) Flat Dollar Amount. A participant may elect an amount, per biweekly payroll check, to be contributed to the Plan, not in excess of fifteen percent (15%) of his or her compensation (as defined below) on an annualized basis. The minimum contribution is $20 per payroll check. If permitted by the Committee in its discretion, each participant may also make a separate election to contribute to the Plan a specified dollar amount from annual scheduled bonus payments.

          (ii) Percentage of Compensation. A participant may elect a percentage of the participant's compensation paid during the Offering Period, in one percent (1%) increments (not to exceed fifteen percent (15%)), to be contributed to the Plan. Compensation for this purpose means the participant's total compensation, which includes regular base earnings paid by the Company or a Participating Company, sales commissions, overtime, bonuses and incentive payments, and elective contributions that are not includible in income under Sections 125 and 401(k) of the Code, or any other definition of compensation that complies with the requirements of
     Section 423(b)(5) of the Code.

     (d) Number of Shares. On the first day of any Offering Period, the Company shall be deemed to have granted under this Plan to the participant an option for as many full shares and fractional shares of Common

Stock as he or she will be able to purchase with the payroll deductions and other amounts credited to his or her account during the Offering Period.

     (e) Termination of or Changes to Payroll Deductions. Unless a participant has irrevocably elected otherwise, the participant may terminate payroll deductions at any time by filing the appropriate form with the Committee. Such termination shall become effective as soon as administratively practicable following the receipt of such form. Any payroll deductions previously collected from the participant and not previously applied to the purchase of Common Stock during that Offering Period shall, at the participant's election, immediately be refunded or held for the purchase of shares of Common Stock on the next purchase date immediately following such termination. If no such election is made, then such funds shall be refunded as soon as administratively practicable after the purchase date. Prior to the commencement of any new Offering Period, a participant may resume, increase or decrease payroll deductions by filing the appropriate form with the Committee. The new payroll deduction shall become effective on the first day of the first Offering Period following the receipt of such form. Distribution of Common Stock held in a participant's account shall be distributed pursuant to Section 7(g).

     (f) Termination of Employment. If a participant ceases to be employed by the Company or a Participating Company for any reason, including death or disability, prior to the end of an Offering Period, the participant's purchase right shall terminate, and any payroll deductions previously collected from the participant and not previously applied to the purchase of Common Stock during that Offering Period shall be paid to the participant or the participant's personal representative as soon as practicable. The Committee may provide, on a uniform basis with respect to any Offering Period, that an employee who is on a leave of absence shall be deemed to have terminated employment after a specified period.

     (g) Evidence of Stock Ownership; Transfer Restrictions on Shares and Escrow; Dividends.

          (i) Promptly following the end of each Offering Period, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

          (ii) A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares of Common Stock in his or her Account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares of Common Stock, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares of Common Stock for which the Code Section 423(a) holding period has been satisfied, the participant may move those shares of Common Stock to another brokerage account of the participant's choosing or request that a stock certificate be issued and delivered to him or her.

          (iii) The Committee may determine, in its discretion, that shares of Common Stock acquired under the Plan during an Offering Period shall not be transferable by the participant, other than by reason of death or such other reasons as the Committee may specify, for a period not to exceed one
     (1) year following the purchase date. If the Committee does so determine, shares so acquired shall be held in escrow by the Company until such transfer restrictions lapse. The Committee may also provide with respect to any Offering Period, that in the event that a participant attempts to transfer shares held in escrow on his or her behalf or terminates employment with the Company or Participating Company while shares are held in escrow on his or her behalf, the Company shall have an automatic right to repurchase, unless such repurchase is prohibited or restricted by law, such shares, for an amount equal to the lesser of (i) the price paid for the shares by the participant, or (ii) the fair market value (determined in accordance with Section 7(b)) of the shares on the date of repurchase.

          (iv) All regular cash dividends on shares of Common Stock or other securities at the time held on behalf of a participant shall be reinvested in shares of Common Stock under the Plan.

          (v) Following the termination of employment of a participant, shares of Common Stock shall be deposited in a non-Plan account following the end of the restriction period set forth in Section 7(g)(ii).

     (h) Proration of Purchase Rights. If the total number of shares of Common Stock for which purchase rights are to be granted on any date in accordance with the terms of the Plan exceed the number of shares of Common Stock then remaining available under the Plan (after deduction of all shares of Common Stock for which purchase rights have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available in as near as uniform a manner as shall be practicable and as it shall deem equitable. The Committee shall give written notice of such allocation to each participant affected thereby.

     (i) Exercise. Each purchase right shall be exercised automatically on the purchase date for the number of purchasable shares and fractions of Common Stock, unless the purchase right has been previously terminated pursuant to
Section 7(e) or 7(f).

     (j) Assignment. Subject to Section 8, purchase rights under the Plan shall not be assignable or transferable by the participant other than by will or by the laws of descent and distribution and during the life of the participant shall be exercisable only by the participant.

     (k) Rights as Stockholder. A participant shall have no rights as a stockholder with respect to shares of Common Stock covered by any purchase right granted under the Plan until the purchase right is exercised. No adjustments shall be made for dividends or other rights for which the record date is prior to the date of exercise.

     (l) Accrual Limitations. No purchase right shall permit the rights of a participant to purchase stock under all "employee stock purchase plans" (as defined in Section 423 of the Code) of the Company or a Corporate Affiliate to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time. For Offering Periods of less than one year, the Committee may, by uniform rule applicable to each participant, limit the accrual rate to a pro-rata portion of such $25,000.

     (m) Regulatory Approval. The implementation of the Plan, the granting of any purchase right under the Plan, and the issuance of Common Stock upon the exercise of any such purchase right shall be subject to the Company's compliance with all applicable requirements of the Securities Act of 1933, all applicable listing requirements of any securities exchange on which the Common Stock is listed and all other applicable requirements established by law or regulation.

     (n) Other Provisions. Instruments evidencing purchase rights may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable.

8. DESIGNATION OF BENEFICIARY

     A participant may file a written designation of a beneficiary who is to receive shares of Common Stock and cash, if any, credited on behalf of the participant under the Plan in the event of such participant's death. Such designation of beneficiary may be changed by the participant at any time by filing the appropriate form with the Committee. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company shall deliver such shares of Common Stock and/or cash to the participant's spouse or if no spouse is living, to the children of the participant in equal shares.

9. CORPORATE TRANSACTIONS

     (a) Termination. In the event of the disposition of all or substantially all of the assets or outstanding capital stock of the issuer of the Common Stock by means of a sale, merger, reorganization, or liquidation (a "Corporate Transaction"), each purchase right under this Plan, unless assumed pursuant to a written agreement by the successor corporation or a parent or subsidiary thereof, shall automatically be exercised immediately prior to the consummation of the Corporate Transaction as if such date were the last purchase date of the Offering Period. Any payroll deductions or other amounts held in a participant's account that are not applied to such purchase shall be promptly refunded to the participant.

     (b) Corporate Structure. The grant of purchase rights under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

10. AMENDMENT AND TERMINATION

     The Board may from time to time alter, amend, suspend, or discontinue the Plan with respect to any shares of Common Stock at any time not subject to purchase rights; provided, however, that no such action of the Board may, without the approval of stockholders of the Company, (i) increase the number of shares of Common Stock subject to the Plan (unless necessary to effect the adjustments required under Section 4(b)), (ii) modify the requirements as to eligibility for participation in the Plan or (iii) make any other change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards or with respect to which stockholder approval is required in order to maintain the Plan's status as an "employee stock purchase plan" under Section 423 of the Code.

                                                                         ANNEX B

                           COLE NATIONAL CORPORATION

                   1998 EQUITY AND PERFORMANCE INCENTIVE PLAN
                 (Amended and Restated Effective June 10, 1999)

     [Shows changes from the original plan approved at the Company's 1998 Annual Meeting of Stockholders by showing additions in bold and deletions struck through.]

     1. Purpose; EFFECT OF AMENDMENT AND RESTATEMENT. (a) THE COLE NATIONAL CORPORATION, A DELAWARE CORPORATION, HEREBY AMENDS AND RESTATES THE COLE NATIONAL CORPORATION EQUITY AND PERFORMANCE INCENTIVE PLAN EFFECTIVE JUNE 10, 1999. The purpose of the amended and restated [1998 Equity and Performance Incentive] Plan is to attract, retain, and motivate consultants, officers and other key employees of Cole National Corporation, [a Delaware corporation] and its Subsidiaries, to provide such persons incentives and rewards for superior performance which share in the growth of the value of the Company, and to promote ownership and holding of shares of Common Stock of the Company by such persons, thereby reinforcing a mutuality of interest with other stockholders.

     (b) THIS AMENDMENT AND RESTATEMENT OF THIS PLAN SHALL CONSTITUTE A CONTINUATION OF THE PLAN, AND IS GENERALLY EFFECTIVE JUNE 10, 1999. GRANTS AND AWARDS MADE PRIOR TO SUCH DATE SHALL BE GOVERNED BY THE TERMS AND PROVISIONS OF THE PRIOR 1998 PLAN, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THE PLAN.

     2. Definitions. As used in this Plan,

     "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to
Section 14 of this Plan, such committee (or subcommittee).

     "Change in Control" shall have the meaning provided in Section 10 of this Plan.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means the Common Stock, par value $.001 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

     "Company" means Cole National Corporation, a Delaware corporation.

     "COMPENSATION COMMITTEE" MEANS ANY COMMITTEE (OR SUBCOMMITTEE THEREOF) TO WHICH DELEGATION HAS BEEN MADE PURSUANT TO SECTION 14 OF THIS PLAN.

     "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

     "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Performance Stock or Performance Units or a grant or sale of Restricted Stock or Deferred Stock shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

     "Deferral Period" means the period of time during which shares of Deferred Stock are subject to deferral limitations under Section 6 of this Plan.

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

     "Deferred Stock" means an award made pursuant to Section 6 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

     "Director" means a member of the Board of Directors of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

     "Immediate Family" has the meaning ascribed thereto in Rule 16a-1(e) under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

     "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

     "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Stock or Performance Units or, when so determined by the Board, Option Rights, Restricted Stock and dividend credits pursuant to this Plan.

     Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

- cash flow                                 - return on equity
- earnings per share                        - return on invested capital
- earnings before interest and taxes        - return on total capital
- earnings per share growth                 - revenue growth
- net income                                - stock price
- total return to stockholders              - value
- return on assets

     If the BOARD OR COMPENSATION Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the BOARD OR COMPENSATION Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the BOARD OR COMPENSATION Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the BOARD OR COMPENSATION Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

     "Market Value per Share" means, as of any particular date, (i) the closing sale price per share of Common Stock as reported on the New York Stock Exchange or, if applicable, the NASDAQ National Market System, on the Date of Grant, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value per share of Common Stock as determined by the Board.

     "Non-Employee Director" means a Director who is not an employee of the Company or any Subsidiary.

     "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

     "Option Price" means the purchase price payable on exercise of an Option Right.

     "Option Right" means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 or Section 8 of this Plan.

     "Participant" means a person who is selected by the Board OR COMPENSATION COMMITTEE to receive benefits under this Plan and who is at the time a consultant, an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 30 days of the Date of Grant.

     "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 7 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

     "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 7 of this Plan.

     "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 7 of this Plan.

     "Plan" means this Cole National Corporation 1998 Equity and Performance Incentive Plan (AMENDED AND RESTATED EFFECTIVE JUNE 10, 1999).

     "PRIOR PLAN" MEANS EACH OF THE COLE NATIONAL CORPORATION 1992 MANAGEMENT STOCK OPTION PLAN, THE COLE NATIONAL CORPORATION 1993 MANAGEMENT STOCK OPTION PLAN AND THE COLE NATIONAL CORPORATION 1996 MANAGEMENT STOCK OPTION PLAN.

     "PRIOR 1998 PLAN" MEANS THE COLE NATIONAL CORPORATION 1998 EQUITY AND PERFORMANCE INCENTIVE PLAN, APPROVED BY ITS STOCKHOLDERS ON JUNE 11, 1998.

     "Restricted Stock" means Common Stock granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 5 has expired.

     "Rule 16b-3" means Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

     "Spread" means the excess of the Market Value per Share on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

     "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

     "Voting Power" means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

     3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 3(b) and Section 9 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof,
(iii) as Deferred Stock, (iv) in payment of Performance Stock or Performance Units that have been earned or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 884,000 shares of Common Stock, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire OR are forfeited UNDER THE PLAN, or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Stock or upon satisfaction of any withholding amount UNDER THE PLAN, THE PRIOR 1998 PLAN OR UNDER ANY PRIOR PLAN. Upon payment in cash of the benefit provided by any award granted under this Plan or the Prior 1998 Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

     (c) Notwithstanding any other provision of this Plan to the contrary and subject to adjustment as provided in Section 9 of this Plan,

          (i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options under the Plan shall not exceed 884,000 shares of Common Stock;

          (ii) no Participant shall be granted Option Rights, in the aggregate, for more than 250,000 [350,000] shares of Common Stock under the Plan during any [period of three consecutive fiscal years] fiscal year of the Company; [and] PROVIDED THAT ANY UNUSED PORTION OF EACH LIMITATION SHALL BE CARRIED FORWARD TO FUTURE FISCAL YEARS OF THE COMPANY ON A CUMULATIVE BASIS.

          (iii) the maximum number of shares of Common Stock covered by awards of Restricted Stock, Deferred Stock or Performance Stock under this Plan shall not exceed 265,000 in the aggregate, and, during any period of three consecutive fiscal years of the Company the maximum number of shares of Common Stock covered by awards of Restricted Stock, Deferred Stock or Performance Stock under this Plan granted to any one Participant shall not exceed 125,000 shares of Common Stock.

     (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any fiscal year of the Company receive awards of Performance Units having an aggregate maximum value as of the Date of Grant in excess of $1,000,000.

     4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

     (a) Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this plan.

     (b) Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant, provided, however, that in the case of options other than Incentive Stock Options, the Option Price shall not be less than 85% of the Market Value per Share on the Date of Grant, if granted in lieu of salary or cash bonus. Notwithstanding the foregoing, the COMPENSATION Committee in its discretion, may determine a price per share of Common Stock of less than the Market Value per Share on the Date of Grant, if

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

such grant is in substitution for a stock option granted by an entity which has been merged with or acquired by the Company or a Subsidiary and such substitute grant is made in connection with such merger or acquisition.

     (c) Each grant shall specify whether the Option Price shall be payable (i) in cash, in the form of currency, or cashier's check or other cash equivalent acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) if authorized by the Compensation Committee prior to the exercise of the option, the delivery of a promissory note or notes of the Optionee payable over not more than five years, or (iv) by a combination of such methods of payment.

     (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of shares of Restricted Stock or other Common Stock that are forfeitable or subject to restrictions on transfer, Deferred Stock, Performance Stock (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Stock received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares or Performance Stock, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.

     (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

     (f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

     (g) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

     (h) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

     (i) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

     (j) No Option Right shall be exercisable more than 10 years from the Date of Grant.

     (k) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.

     5. Restricted Stock. The Board may also authorize the grant or sale of shares of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

     (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

     (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

     (c) Each such grant or sale shall provide that the shares of Restricted Stock covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code except (if the Board shall so determine) in the event of death, retirement or disability of the Participant, or a Change in Control, for a period to be determined by the Board at the Date of Grant. If the Board conditions the nonforfeitability of shares of Restricted Stock upon service alone, such nonforfeitability may not occur before three years from the Date of Grant of such shares of Restricted Stock, and if the Board conditions the nonforfeitability of shares of Restricted Stock upon Management Objectives, such nonforfeitability may not occur before one year from the Date of Grant of such shares of Restricted Stock.

     (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the shares of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the shares of Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

     (e) Any grant of shares of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

     (f) Any such grant or sale of shares of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

     (g) Each grant or sale of shares of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares.

     6. Deferred Stock. The Board may also authorize the granting or sale of Deferred Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (a) Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (c) Each such grant or sale shall be subject to a Deferral Period of not less than 3 years, as determined by the Board at the Date of Grant except (if the Board shall so determine) in the event of death, retirement or disability of the Participant, or a Change in Control.

          (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the shares of Deferred Stock and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

          (e) Each grant or sale of shares of Deferred Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

     7. Performance Stock and Performance Units. The Board may also authorize the granting of shares of Performance Stock and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (a) Each grant shall specify the number of shares of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

          (b) The Performance Period with respect to each share of Performance Share or Performance Unit shall be such period of time (not less than 3 years, except (if the Board shall so determine) in the event of death, retirement or disability of the Participant, or a Change in Control, for a period to be determined by the Board at the Date of Grant.

          (c) Any grant of shares of Performance Stock or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of shares of Performance Stock or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of shares of Performance Stock or Performance Units shall specify that, before the shares of Performance Stock or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

          (d) Each grant shall specify the time and manner of payment of shares of Performance Stock or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

          (e) Any grant of shares of Performance Stock may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

          (f) The Board may, at or after the Date of Grant of shares of Performance Stock, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Stock.

          (g) Each grant of shares of Performance Stock or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which agreement shall state that such shares of Performance Stock or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

     8. Transferability. (a) Except as otherwise determined by the Board, no Option Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

     (b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights, upon the termination of the Deferral Period applicable to Deferred Stock or upon payment under any grant of Performance Stock or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, shall be subject to further restrictions on transfer.

     (c) Notwithstanding the provisions of Section 8(a), Option Rights (other than Incentive Stock Options), Restricted Stock, Deferred Stock, Performance Stock and Performance Units shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

     9. Adjustments. The Board may make or provide for such adjustments in the numbers of Common Stock covered by outstanding Option Rights, Deferred Stock, and Performance Stock granted hereunder, in the Option Price and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this
Section 9; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

     10. Change in Control. For purposes of this Plan, a "Change in Control" shall mean if at any time any of the following events shall have occurred:

          (a) the Company merges into itself, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting corporation immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

          (b) all or substantially all the assets accounted for on the Consolidated Balance Sheet of the Company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediately prior to such transaction or series of transactions;

          (c) A person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without the prior approval by the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any subsidiary of the Company; (x) any employee benefit plan of the Company or any Subsidiary or
     (y) any person or group of which employees of the Company or of any Subsidiary control a greater than 25% interest unless the Board of Directors of the Company determines that such person or group is making a "hostile acquisition;"

          (d) A majority of the members of the Board of Directors of the Company or of any Subsidiary are not Continuing Directors, where a "Continuing Director" is any member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary who (x) was a member of the Board of Directors of the Company or, with respect to a Subsidiary, of such Subsidiary on the date hereof or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     11. Fractional Shares. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

     12. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this

Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit or any other benefit, or loans by the Company to the Participant. The Company and a Participant or such other person may also make similar arrangements with respect to the payment IN CASH of any taxes with respect to which withholding is not required.

     13. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

     14. Administration of the Plan. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to ONE OR MORE committees of the Board (or subcommittee thereof) consisting of not less than two Non-Employee Directors appointed by the Board. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee.

     (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Deferred Stock, Performance Stock or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

     15. Amendments, Etc. (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock are not traded on such Exchange, the principal national securities exchange upon which the Common Stock are traded or quoted, shall not be effective unless and until such approval has been obtained; and provided, further, that no such amendment shall:

          (i) increase the maximum number of shares specified in Section 3(a); Sections 3(c)(i), (ii) or (iii), or Section 3(d); or

          (ii) otherwise materially increase the benefits accruing to Participants under this Plan; without the further approval of the stockholders of the Company.

Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without stockholder approval.

     (b) The Board shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be canceled and replaced with awards having a lower Option Price without further approval of the stockholders of the Company. This Section 15(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 9 of this Plan.

     (c) The Board also may require Participants to, or may permit Participants to elect to, defer the issuance of shares of Common Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

     (d) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

     (e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Stock as to which the Deferral Period has not been completed, or any Performance Stock or Performance Units which have not been fully earned, or who holds Common Stock subject to any transfer restriction imposed pursuant to
Section 8(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Stock or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

     (f) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     (g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

     16. Other Matters. Notwithstanding anything in this Plan to the contrary, not more than 88,500 shares of Common Stock in the aggregate available under this Plan may be subject to awards:

          (i) in the case of grants of shares of Restricted Stock, which do not meet the requirements of the last sentence of Section 5(c) of this Plan;

          (ii) in the case of grants of Restricted Stock, as to which the Committee may accelerate or waive any restrictions imposed under Section 5(d) of this Plan;

          (iii) in the case of grants of Deferred Stock, which do not meet the requirements of Section 6(c) of this Plan; or

          (iv) in the case of grants of Performance Shares and Performance Units, which do not meet the requirements of Section 7(b) of this Plan.

     17. Termination. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

                               COLE NATIONAL CORPORATION

       PROXY         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Jeffrey A. Cole, Brian B. Smith and Leslie D. Dunn, and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the shares of Common Stock in COLE NATIONAL CORPORATION ("Company") held of record by the undersigned on April 21, 1999, at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 10, 1999, and any adjournment(s) thereof as follows and in accordance with their judgment upon any other matter properly presented:

       1. THE ELECTION OF SEVEN DIRECTORS.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW.

           [ ] FOR all nominees listed below                    [ ] WITHHOLD AUTHORITY
              (except as marked to the contrary below)            to vote for all nominees listed below

          Jeffrey A. Cole, Timothy F. Finley, Irwin N. Gold, Peter V. Handal,
                Charles A. Ratner, Walter J. Salmon and Brian B. Smith

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

       -------------------------------------------------------------------------

       2. APPROVE THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

                      [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

       3. APPROVE THE 1998 EQUITY AND PERFORMANCE INCENTIVE PLAN (AMENDED AND RESTATED EFFECTIVE JUNE 10, 1999).

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)

                              (Continued from other side)

       4. CONFIRM THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR 1999.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

          This proxy when properly executed will be voted as directed by the undersigned stockholder. If directions are not indicated, the proxy will be voted to elect the nominees described in item 1 and for items 2, 3 and 4.

                                          Date:                         , 1999
                                                 -----------------------

                                          ------------------------------------
                                          Signature

                                          ------------------------------------
                                          Signature (if held jointly)

                                          IMPORTANT: Please sign as your name
                                          appears hereon. If shares are held
                                          jointly, all holders must sign. When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give your full title. If a
                                          corporation, please sign in full
                                          corporate name by president or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.